                                                                   Exhibit 10.1

                                                           [CONFORMED COPY WITH

                                                            EXHIBITS G, H AND I

                                                         CONFORMED AS EXECUTED]

================================================================================


                                CREDIT AGREEMENT


                                      among


                           INFORMATION HOLDINGS, INC.,


                   WARBURG, PINCUS INFORMATION VENTURES, INC.,


                          INFORMATION VENTURES L.L.C.,


                                 VARIOUS LENDERS


                             BANK OF AMERICA, N.A.,
                             as DOCUMENTATION AGENT,


                                       and


                             BANKERS TRUST COMPANY,
                             as ADMINISTRATIVE AGENT


                       ----------------------------------


                         BANC OF AMERICA SECURITIES LLC,
                   as JOINT-LEAD ARRANGER and CO-BOOK MANAGER


                         DEUTSCHE BANK SECURITIES INC.,
                   as JOINT-LEAD ARRANGER and CO-BOOK MANAGER


                       ----------------------------------


                         Dated as of September 24, 1999

                       ----------------------------------




================================================================================

                                TABLE OF CONTENTS

                                                                                    PAGE
                                                                                    ----

SECTION 1.  Amount and Terms of Credit.................................................1

         1.01  The Commitments.........................................................1
         1.02  Minimum Amount of Each Borrowing........................................3
         1.03  Notice of Borrowing.....................................................3
         1.04  Disbursement of Funds...................................................4
         1.05  Notes...................................................................4
         1.06  Conversions.............................................................5
         1.07  Pro Rata Borrowings.....................................................6
         1.08  Interest................................................................6
         1.09  Interest Periods........................................................7
         1.10  Increased Costs, Illegality, etc........................................7
         1.11  Compensation...........................................................10
         1.12  Change of Lending Office...............................................10
         1.13  Replacement of Lenders.................................................10

SECTION 2.  Letters of Credit.........................................................11

         2.01  Letters of Credit......................................................11
         2.02  Maximum Letter of Credit Outstandings; Final Maturities................12
         2.03  Letter of Credit Requests; Minimum Stated Amount.......................13
         2.04  Letter of Credit Participations........................................13
         2.05  Agreement to Repay Letter of Credit Drawings...........................15
         2.06  Increased Costs........................................................16

SECTION 3.  Commitment Commission; Fees; Reductions of Commitment.....................16

         3.01  Fees...................................................................16
         3.02  Voluntary Termination of Unutilized Commitments........................17
         3.03  Mandatory Reduction of Commitments.....................................18

SECTION 4.  Prepayments; Payments; Taxes..............................................19

         4.01  Voluntary Prepayments..................................................19
         4.02  Mandatory Repayments...................................................20
         4.03  Method and Place of Payment............................................21
         4.04  Net Payments...........................................................21

SECTION 5.  Conditions Precedent to the Effective Date................................23

         5.01  Execution of Agreement; Notes..........................................24
         5.02  Officer's Certificate..................................................24

                                         (i)

                                                                                                               PAGE
                                                                                                               ----

         5.03  Opinions of Counsel....................................................24
         5.04  Corporate Documents; Proceedings; etc..................................24
         5.05  Plans; Shareholders' Agreements; Management Agreements; Employment
                  Agreements; Non-Compete Agreements; Collective Bargaining
                  Agreements; Tax Sharing Agreements; Existing Indebtedness
                  Agreements..........................................................24
         5.06  Existing Indebtedness; Preferred Stock.................................26
         5.07  Margin Regulations.....................................................26
         5.08  Adverse Change, etc....................................................26
         5.09  Litigation.............................................................26
         5.10  Pledge Agreement.......................................................27
         5.11  Security Agreement.....................................................27
         5.12  Subsidiaries Guaranty..................................................27
         5.13  Financial Statements; Pro Forma Financial Statements, Projections......27
         5.14  Solvency Certificate; Insurance Certificates...........................27
         5.15  Fees, etc..............................................................28

SECTION 6.  Conditions Precedent to All Credit Events.................................28

         6.01  Effective Date.........................................................28
         6.02  No Default; Representations and Warranties.............................28
         6.03  Notice of Borrowing; Letter of Credit Request..........................28

SECTION 7.  Representations, Warranties and Agreements................................29

         7.01  Company Status.........................................................29
         7.02  Company and Other Power and Authority..................................29
         7.03  No Violation...........................................................30
         7.04  Approvals..............................................................30
         7.05  Financial Statements; Financial Condition; Undisclosed
                  Liabilities; Projections; etc.......................................30
         7.06  Litigation.............................................................31
         7.07  True and Complete Disclosure...........................................31
         7.08  Use of Proceeds; Margin Regulations....................................32
         7.09  Tax Returns and Payments...............................................32
         7.10  Compliance with ERISA..................................................32
         7.11  The Security Documents.................................................33
         7.12  Properties.............................................................34
         7.13  Capitalization.........................................................34
         7.14  Subsidiaries...........................................................34
         7.15  Compliance with Statutes, etc..........................................35
         7.16  Investment Company Act.................................................35
         7.17  Public Utility Holding Company Act.....................................35
         7.18  Environmental Matters..................................................35
         7.19  Labor Relations........................................................36
         7.20  Patents, Licenses, Franchises and Formulas.............................36
         7.21  Indebtedness...........................................................36

                                        (ii)

                                                                                                               PAGE
                                                                                                               ----

         7.22  Special Purpose Corporation............................................37
         7.23  Insurance..............................................................37

SECTION 8.  Affirmative Covenants.....................................................37

         8.01  Information Covenants..................................................37
         8.02  Books, Records, Inspections, Audits and Annual Meetings................39
         8.03  Maintenance of Property; Insurance.....................................40
         8.04  Corporate Franchises...................................................41
         8.05  Compliance with Statutes, etc..........................................41
         8.06  Compliance with Environmental Laws.....................................41
         8.07  ERISA..................................................................42
         8.08  End of Fiscal Years; Fiscal Quarters...................................43
         8.09  Performance of Obligations.............................................43
         8.10  Payment of Taxes.......................................................43
         8.11  Additional Security; Further Assurances................................43
         8.12  Year 2000 Compliance...................................................44

SECTION 9.  Negative Covenants........................................................45

         9.01  Liens..................................................................45
         9.02  Consolidation, Merger, Purchase or Sale of Assets, etc.................47
         9.03  Dividends..............................................................50
         9.04  Indebtedness...........................................................51
         9.05  Advances, Investments and Loans........................................53
         9.06  Transactions with Affiliates...........................................54
         9.07  Consolidated Fixed Charge Coverage Ratio...............................55
         9.08  Maximum Leverage Ratio.................................................55
         9.09  Consolidated Interest Coverage Ratio...................................55
         9.10  Modifications of Certificate of Incorporation, By-Laws and
                  Certain Other Agreements; etc.......................................56
         9.11  Limitation on Certain Restrictions on Subsidiaries.....................56
         9.12  Limitation on Issuance of Capital Stock................................57
         9.13  Business...............................................................57
         9.14  Limitation on Creation of Subsidiaries.................................57

SECTION 10.  Events of Default........................................................58

         10.01  Payments..............................................................58
         10.02  Representations, etc..................................................58
         10.03  Covenants.............................................................58
         10.04  Default Under Other Agreements........................................58
         10.05  Bankruptcy, etc.......................................................59
         10.06  ERISA.................................................................59
         10.07  Security Documents....................................................60
         10.08  Guaranties............................................................60
         10.09  Judgments.............................................................60

                                         (iii)

                                                                                                               PAGE
                                                                                                               ----
         10.10  Change of Control.....................................................60

SECTION 11.  Definitions and Accounting Terms.........................................61

         11.01  Defined Terms.........................................................61

SECTION 12.  The Administrative Agent.................................................79

         12.01  Appointment...........................................................79
         12.02  Nature of Duties......................................................80
         12.03  Lack of Reliance on the Administrative Agent..........................80
         12.04  Certain Rights of the Administrative Agent............................81
         12.05  Reliance..............................................................81
         12.06  Indemnification.......................................................81
         12.07  The Administrative Agent in its Individual Capacity...................81
         12.08  Holders...............................................................82
         12.09  Resignation by the Administrative Agent................................82

SECTION 13.  Miscellaneous............................................................82

         13.01  Payment of Expenses, etc..............................................82
         13.02  Right of Setoff.......................................................83
         13.03  Notices...............................................................84
         13.04  Benefit of Agreement; Assignments; Participations.....................85
         13.05  No Waiver; Remedies Cumulative........................................86
         13.06  Payments Pro Rata.....................................................87
         13.07  Calculations; Computations; Accounting Terms..........................87
         13.08  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE;
                  WAIVER OF JURY TRIAL................................................88
         13.09  Counterparts..........................................................89
         13.10  Effectiveness.........................................................89
         13.11  Headings Descriptive..................................................89
         13.12  Amendment or Waiver; etc..............................................89
         13.13  Survival..............................................................91
         13.14  Domicile of Loans.....................................................91
         13.15  Register..............................................................91
         13.16  Confidentiality.......................................................91
         13.17  Limitation on Additional Amounts, etc.................................92

SECTION 14.  Parent Guaranty..........................................................93

         14.01  Guaranty..............................................................93
         14.02  Bankruptcy............................................................93
         14.03  Nature of Liability...................................................93
         14.04  Independent Obligation................................................94
         14.05  Authorization.........................................................94
         14.06  Reliance..............................................................95

                                           (iv)

                                                                                      PAGE
                                                                                      ----

         14.07  Subordination.........................................................95
         14.08  Waiver................................................................95
         14.09  Nature of Liability....................................................97

SCHEDULE I                     Revolving Loan Commitments
SCHEDULE II                    Lender Addresses
SCHEDULE III                   Real Properties
SCHEDULE IV                    Plans
SCHEDULE V                     Subsidiaries
SCHEDULE VI                    Existing Indebtedness
SCHEDULE VII                   Insurance
SCHEDULE VIII                  Existing Liens
SCHEDULE IX                    Existing Investments
SCHEDULE X                     Certain Tax Matters
SCHEDULE XI                    Certain Affiliate Transactions
SCHEDULE XII                   Initial Shareholders
SCHEDULE 5.09                  Litigation
SCHEDULE 7.05(c)               Liabilities


EXHIBIT A                      Form of Notice of Borrowing
EXHIBIT B-1                    Form of Revolving Note
EXHIBIT B-2                    Form of Swingline Note
EXHIBIT C                      Form of Letter of Credit Request
EXHIBIT D                      Form of Section 4.04(b)(ii) Certificate
EXHIBIT E                      Form of Opinion of Willkie Farr & Gallagher,
                                    Special Counsel to the Credit Parties
EXHIBIT F                      Form of Officers' Certificate
EXHIBIT G                      Form of Pledge Agreement
EXHIBIT H                      Form of Security Agreement
EXHIBIT I                      Form of Subsidiaries Guaranty
EXHIBIT J                      Form of Solvency Certificate
EXHIBIT K                      Form of Assignment and Assumption Agreement
EXHIBIT L                      Form of Intercompany Note

                                       (v)

                  CREDIT AGREEMENT, dated as of September 24, 1999, among INFORMATION HOLDINGS, INC., a Delaware corporation ("Holdings"), WARBURG, PINCUS INFORMATION VENTURES, INC., a Delaware corporation ("WPIV" and together with Holdings, the "Parent Guarantors"), INFORMATION VENTURES L.L.C., a Delaware limited liability company (the "Borrower"), the Lenders party hereto from time to time, BANK OF AMERICA, N.A., as Documentation Agent, and BANKERS TRUST COMPANY, as Administrative Agent (all capitalized terms used herein and defined in Section 11 are used herein as therein defined).

                              W I T N E S S E T H :

                  WHEREAS, subject to and upon the terms and conditions set forth herein, the Lenders are willing to make available to the Borrower the credit facility provided for herein;

                  NOW, THEREFORE, IT IS AGREED:

                  SECTION 1. AMOUNT AND TERMS OF CREDIT.

                  1.01 THE COMMITMENTS. (a) Subject to and upon the terms and conditions set forth herein, each Lender severally agrees to make, at any time and from time to time on and after the Effective Date and prior to the Final Maturity Date, a revolving loan or revolving loans (each a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower, which Revolving Loans (i) shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, PROVIDED that except as otherwise specifically provided in Section 1.10(b), all Revolving Loans comprising the same Borrowing shall at all times be of the same Type, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed for any Lender at any time outstanding that aggregate principal amount which, when added to the product of (x) such Lender's RL Percentage and (y) the sum of (I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Revolving Loan Commitment of such Lender at such time and (iv) shall not exceed for all Lenders at any time outstanding that aggregate principal amount which, when added to the sum of (I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Total Revolving Loan Commitment at such time.

                  (b) Subject to and upon the terms and conditions set forth herein, the Swingline Lender agrees to make, at any time and from time to time on and after the Effective

Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans (each a "Swingline Loan" and, collectively, the "Swingline Loans") to the Borrower, which Swingline Loans (i) shall be made and maintained as Base Rate Loans, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed in aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of all Revolving Loans then outstanding and the aggregate amount of all Letter of Credit Outstandings at such time, an amount equal to the Total Revolving Loan Commitment at such time, and (iv) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount. Notwithstanding anything to the contrary contained in this Section 1.01(b),
(x) the Swingline Lender shall not be obligated to make any Swingline Loans at a time when a Lender Default exists unless the Swingline Lender has entered into arrangements satisfactory to it and the Borrower to eliminate the Swingline Lender's risk with respect to the Defaulting Lender's or Lenders' participation in such Swingline Loans, including by cash collateralizing such Defaulting Lender's or Lenders' RL Percentage of the outstanding Swingline Loans and (y) the Swingline Lender shall not make any Swingline Loan after it has received written notice from the Borrower, any other Credit Party or the Required Lenders stating that a Default or an Event of Default exists and is continuing until such time as the Swingline Lender shall have received written notice (I) of rescission of all such notices from the party or parties originally delivering such notice or (II) of the waiver of such Default or Event of Default by the requisite Lenders.

                  (c) On any Business Day, the Swingline Lender may, in its sole discretion, give notice to the Lenders that the Swingline Lender's outstanding Swingline Loans shall be funded with one or more Borrowings of Revolving Loans (PROVIDED that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 10.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 10), in which case one or more Borrowings of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all Lenders PRO RATA based on each Lender's RL Percentage (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10) and the proceeds thereof shall be applied directly by the Swingline Lender to repay the Swingline Lender for such outstanding Swingline Loans. Each Lender hereby irrevocably agrees to make Revolving Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Lender notwithstanding (i) the amount of the Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder, (ii) whether any conditions specified in Section 6 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Borrowing and (v) the amount of the Total Revolving Loan Commitment at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause the Lenders to share in such Swingline Loans ratably based upon their respective RL Percentages (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10), PROVIDED that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay the Swingline Lender interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Federal Funds Rate.

                  1.02 MINIMUM AMOUNT OF EACH BORROWING. The aggregate principal amount of each Borrowing of Revolving Loans or Swingline Loans shall not be less than the Minimum Borrowing Amount applicable thereto. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than twelve Borrowings of Eurodollar Loans.

                  1.03 NOTICE OF BORROWING. (a) Whenever the Borrower desires to incur (x) Eurodollar Loans hereunder, the Borrower shall give the Administrative Agent at the Notice Office at least three Business Days' prior notice of each Eurodollar Loan to be incurred hereunder and (y) Base Rate Loans hereunder (excluding Swingline Loans and Revolving Loans made pursuant to a Mandatory Borrowing), the Borrower shall give the Administrative Agent at the Notice Office at least one Business Day's prior notice of each Base Rate Loan to be incurred hereunder, PROVIDED that (in each case) any such notice shall be deemed to have been given on a certain day only if given before 12:00 Noon (New York time) on such day. Each such notice (each a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.10, shall be irrevocable and shall be given by the Borrower in writing, or by telephone promptly confirmed in writing, in the form of Exhibit A, appropriately completed to specify the aggregate principal amount of the Revolving Loans to be incurred pursuant to such Borrowing, the date of such Borrowing (which shall be a Business Day), whether the Revolving Loans being incurred pursuant to such Borrowing are to be initially maintained as Base Rate Loans or, to the extent permitted hereunder, Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto. The Administrative Agent shall promptly give each Lender notice of such proposed Borrowing, of such Lender's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

                  (b) (i) Whenever the Borrower desires to incur Swingline Loans hereunder, the Borrower shall give the Swingline Lender no later than 1:00 P.M. (New York time) on the date that a Swingline Loan is to be incurred, written notice or telephonic notice promptly confirmed in writing of each Swingline Loan to be incurred hereunder. Each such notice shall be irrevocable and specify in each case (A) the date of Borrowing (which shall be a Business Day) and (B) the aggregate principal amount of the Swingline Loans to be incurred pursuant to such Borrowing.

                  (ii) Mandatory Borrowings shall be made upon the notice specified in Section 1.01(c), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in Section 1.01(c).

                  (c) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of any Borrowing or prepayment of Loans, the Administrative Agent or the Swingline Lender, as the case may be, may act without liability upon the basis of telephonic notice of such Borrowing or prepayment, as the case may be, believed by the Administrative Agent or the Swingline Lender, as the case may be, in good faith to be from any Authorized Officer of the Borrower, prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's or Swingline Lender's record of the terms of such telephonic notice of such Borrowing or prepayment of Loans, as the case may be, absent manifest error.

                  1.04 DISBURSEMENT OF FUNDS. No later than 12:00 Noon (New York time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, no later than 3:00 P.M. (New York time) on the date specified pursuant to Section 1.03(b)(i) or (y) in the case of Mandatory Borrowings, no later than 1:00 P.M. (New York time) on the date specified in
Section 1.01(c)), each Lender will make available its PRO RATA portion (determined in accordance with Section 1.07) of each such Borrowing requested to be made on such date (or in the case of Swingline Loans, the Swingline Lender will make available the full amount thereof). All such amounts will be made available in Dollars and in immediately available funds at the Payment Office, and, except for Revolving Loans made pursuant to a Mandatory Borrowing, the Administrative Agent will make available to the Borrower at the Payment Office the aggregate of the amounts so made available by the Lenders. Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent also shall be entitled to recover on demand from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Lender, at the overnight Federal Funds Rate and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section
1.08. Nothing in this Section 1.04 shall be deemed to relieve any Lender from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any failure by such Lender to make Loans hereunder.

                  1.05 NOTES. (a) The Borrower's obligation to pay the principal of, and interest on, the Loans made by each Lender shall be evidenced (i) if Revolving Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-1, with blanks appropriately completed in conformity herewith (each a "Revolving Note" and, collectively, the "Revolving Notes") and (ii) if Swingline Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form Exhibit B-2, with blanks appropriately completed in conformity herewith (the "Swingline Note").

                  (b) The Revolving Note issued to each Lender shall (i) be executed by the Borrower, (ii) be payable to such Lender or its registered assigns and be dated the Effective Date (or, if issued after the Effective Date, be dated the date of the issuance thereof), (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Lender (or, if issued after the termination thereof, be in a stated principal amount equal to the outstanding Revolving Loans of such Lender at such time) and be payable in the outstanding principal amount of the Revolving Loans evidenced thereby, (iv) mature on the Final Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

                  (c) The Swingline Note issued to the Swingline Lender shall
(i) be executed by the Borrower, (ii) be payable to the Swingline Lender or its registered assigns and be dated the Effective Date, (iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the outstanding principal amount of the Swingline Loans evidenced thereby from time to time, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

                  (d) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in such notation shall not affect the Borrower's obligations in respect of such Loans.

                  1.06 CONVERSIONS. The Borrower shall have the option to convert, on any Business Day occurring, all or a portion equal to at least the Minimum Borrowing Amount of the outstanding principal amount of Revolving Loans made pursuant to one or more Borrowings of one or more Types of Revolving Loans into a Borrowing of another Type of Revolving Loan, PROVIDED that, (i) except as otherwise provided in Section 1.10(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Loans being converted and no such partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) Base Rate Loans may only be converted into Eurodollar Loans if no Event of Default is in existence on the date of the conversion, and if a Default is in existence, Base Rate Loans may only be converted into Eurodollar Loans with a one month Interest Period and (iii) no conversion pursuant to this Section 1.06 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under Section 1.02. Each such conversion shall be effected by the Borrower by giving the Administrative Agent at the Notice Office prior to 12:00 Noon (New York time) at least three Business Days' prior notice (each a "Notice of Conversion") specifying the Revolving Loans to be so converted, the Borrowing or Borrowings pursuant to which such Revolving Loans were made and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Revolving Loans. Upon any such conversion the proceeds thereof will be deemed to be applied directly on the day of such conversion to prepay the outstanding principal amount of the Revolving Loans being converted. Swingline Loans may not be converted pursuant to this Section 1.06.

                  1.07 PRO RATA BORROWINGS. All Borrowings of Revolving Loans under this Agreement shall be incurred from the Lenders PRO RATA on the basis of their Revolving Loan Commitments. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Revolving Loans hereunder and that each Lender shall be obligated to make the Revolving Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Revolving Loans hereunder.

                  1.08 INTEREST. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.06, at a rate per annum which shall be equal to the sum of the Applicable Margin for Base Rate Loans plus the Base Rate in effect from time to time.

                  (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin for Eurodollar Loans plus the Eurodollar Rate for such Interest Period.

                  (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to the rate which is 2% in excess of the rate then borne by such Loans. Interest which accrues under this Section 1.08(c) shall be payable on demand.

                  (d) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period, and on any repayment or prepayment (on the amount repaid or prepaid), and (iii) in respect of each Loan, at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

                  (e) Upon each Interest Determination Date, the
Administrative Agent shall determine the Eurodollar Rate for each Interest Period applicable to Eurodollar Loans and shall promptly notify the Borrower and the Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

                  1.09 INTEREST PERIODS. At the time the Borrower gives any Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, any Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect, by giving the Administrative Agent notice thereof, the interest period (each an "Interest Period") applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Borrower be a one, two, three or six-month period (or, if available to all Lenders, nine or twelve-month period), PROVIDED that:

                  (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

                  (ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Eurodollar Loan (including the date of any conversion thereto from a Base Rate Loan) and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

                  (iii) if any Interest Period for a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

                  (iv) if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; PROVIDED, HOWEVER, that if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (v) no Interest Period may be selected at any time when an Event of Default is then in existence, and only a one month Interest Period may be selected at any time when a Default is then in existence; and

                  (vi) no Interest Period in respect of any Borrowing of Eurodollar Loans shall be selected which extends beyond the Final Maturity Date.

                  If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

                  1.10 INCREASED COSTS, ILLEGALITY, ETC. (a) In the event that any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

                  (i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

                  (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of (x) any change since the date of this Agreement in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to any Lender of the principal of or interest on the Notes or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which such Lender's principal office or applicable lending office is located or any subdivision thereof or therein), but, in any event, without duplication of any amounts payable to such Lender under Section 4.04 (although no such Lender shall be entitled to any amounts under this Section 1.10(a)(ii) in respect of any Taxes to the extent that such Lender fails to provide the forms or certification required to be provided by it under
         Section 4.04(b)) or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances occurring since the date of this Agreement affecting such Lender, the interbank Eurodollar market or the position of such Lender in such market; or

                  (iii) at any time, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Lender in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone promptly confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall, subject to the provisions of Section 13.17 (to the extent applicable), pay to such Lender, within 30 days after such Lender's written request therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its reasonable discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lender shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

                  (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected by the circumstances described in Section 1.10(a)(iii) shall) either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, cancel such Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the affected Lender or the Administrative Agent pursuant to Section 1.10(a)(ii) or (iii) or (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' written notice to the Administrative Agent, require the affected Lender to convert such Eurodollar Loan into a Base Rate Loan, PROVIDED that, if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 1.10(b).

                  (c) If any Lender determines that after the date of this Agreement the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender's Revolving Loan Commitment hereunder or its obligations hereunder, then the Borrower shall, subject to the provisions of Section
13.17 (to the extent applicable), pay to such Lender, within 30 days after its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, PROVIDED that such Lender's determination of compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall show in reasonable detail the basis for calculation of such additional amounts.

                  (d) Notwithstanding anything to the contrary contained in this Section 1.10, unless a Lender gives notice to the Borrower that the Borrower is obligated to pay any amount under this Section 1.10 within 180 days after the later of (x) the date such Lender incurs the respective increased costs or reduction in return the rate of return or (y) the date such Lender has actual knowledge of its incurrence of the respective increased costs or reduction in the rate of return, then such Lender shall only be entitled to be compensated for such amount by the Borrower pursuant to this Section 1.10 to the extent the respective increased costs or reduction in the rate of return are incurred or suffered on or after the date which occurs 180 days prior to such Lender giving notice to the Borrower that the Borrower is obligated to pay the respective amounts pursuant to this
Section 1.10.

                  1.11 COMPENSATION. The Borrower shall, subject to the provisions of Section 13.17 (to the extent applicable), compensate each Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans but excluding loss of anticipated profits, including loss of Applicable Margin) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a));
(ii) if any repayment (including any repayment made pursuant to Section 4.01, Section 4.02 or as a result of an acceleration of the Loans pursuant to
Section 10) or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Loans when required by the terms of this Agreement or any Note held by such Lender or
(y) any election made pursuant to Section 1.10(b).

                  1.12 CHANGE OF LENDING OFFICE. Each Lender agrees that on the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.06 or Section 4.04 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or Letters of Credit affected by such event, PROVIDED that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Sections 1.10, 2.06 and 4.04.

                  1.13 REPLACEMENT OF LENDERS. (x) If any Lender becomes a Defaulting Lender or otherwise defaults in its obligations to make Revolving Loans, (y) upon the occurrence of an event giving rise to the operation of
Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.06 or Section 4.04 with respect to any Lender which results in such Lender (or such Lender and other Lenders) charging to the Borrower increased costs in excess of those being generally charged by the other Lenders or (z) in the case of a refusal by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Borrower shall have the right, if no Default or Event of Default then exists (or, in the case of preceding clause (z), no Default or Event of Default will exist immediately after giving effect to such replacement), to replace such Lender (the "Replaced Lender") with one or more other Eligible Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the "Replacement Lender") and each of whom shall be required to be reasonably acceptable to the Administrative Agent, PROVIDED that (i) at the time of any replacement pursuant to this Section 1.13, the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire the entire Revolving Loan Commitment and outstanding Revolving Loans of, and in each case participations in Letters of Credit by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (I) an amount equal to the principal of, and all accrued interest on, all outstanding Revolving Loans of the Replaced Lender, (II) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time and (III) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender pursuant to Section 3.01, (y) the Issuing Lender an amount equal to such Replaced Lender's RL Percentage of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Lender to such Issuing Lender and (z) the Swingline Lender an amount equal to such Replaced Lender's RL Percentage of any Mandatory Borrowing to the extent such amount was not theretofore funded by such Replaced Lender to the Swingline Lender and (ii) all obligations of the Borrower due and owing to the Replaced Lender at such time (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignment and Assumption Agreement, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Revolving Note executed by the Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04,
12.06 and 13.01), which shall survive as to such Replaced Lender.

                  SECTION 2.  LETTERS OF CREDIT.

                  2.01 LETTERS OF CREDIT. (a) Subject to and upon the terms and conditions set forth herein, the Borrower may request that the Issuing Lender issue, at any time and from time to time on and after the Effective Date and prior to the 30th day prior to the Final Maturity Date, (x) for the account of the Borrower and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Obligations of the Borrower or any of its Subsidiaries, an irrevocable standby letter of credit, in a form customarily used by the Issuing Lender or in such other form as has been approved by the Issuing Lender (each such standby letter of credit, a "Standby Letter of Credit"), in support of such L/C Supportable Obligations and (y) for the account of the Borrower, an irrevocable sight commercial letter of credit in a form customarily used by the Issuing Lender or in such other form as has been approved by the Issuing Lender (each such commercial letter of credit, a "Trade Letter of Credit", and each such Trade Letter of Credit and each Standby Letter of Credit, a "Letter of Credit"), in support of customary commercial transactions of the Borrower and its Subsidiaries. All Letters of Credit shall be denominated in Dollars and shall be issued on a sight basis only.

                  (b) Subject to and upon the terms and conditions set forth herein, the Issuing Lender agrees that it will, at any time and from time to time on and after the Effective Date and prior to the 30th day prior to the Final Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of the Borrower, one or more Letters of Credit
(x) in the case of Standby Letters of Credit, in support of such L/C Supportable Obligations of the Borrower or any of its Subsidiaries as are permitted to remain outstanding without giving rise to a Default or an Event of Default, hereunder and (y) in the case of Trade Letters of Credit, in support of customary commercial transactions of the Borrower or any of its Subsidiaries, PROVIDED that the Issuing Lender shall be under no obligation to issue any Letter of Credit of the types described above if at the time of such issuance:

                  (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain the Issuing Lender from issuing such Letter of Credit or any requirement of law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which the Issuing Lender is not otherwise compensated under Section 2.06 or otherwise) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable or in effect with respect to the Issuing Lender as of the date hereof and which the Issuing Lender reasonably and in good faith deems material to it;

                  (ii) the Issuing Lender shall have received notice from the Borrower, any other Credit Party or the Required Lenders prior to the issuance of such Letter of Credit of the type described in the second sentence of Section 2.03(b); or

                  (iii) a Lender Default exists, unless the Issuing Lender has entered into arrangements satisfactory to it and the Borrower to eliminate the Issuing Lender's risk with respect to the Defaulting Lender's or Lenders' participations in Letters of Credit, including cash collateralizing such Defaulting Lender's or Lenders' RL Percentage of outstanding Swingline Loans.

                  2.02 MAXIMUM LETTER OF CREDIT OUTSTANDINGS; FINAL MATURITIES. Notwithstanding anything to the contrary contained in this Agreement, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time would exceed either (x) $10,000,000 or (y) when added to the aggregate principal amount of all Revolving Loans then outstanding and the aggregate principal amount of all Swingline Loans then outstanding, an amount equal to the Total Revolving Loan Commitment at such time and (ii) each Letter of Credit shall by its terms terminate on or before the earlier of (x) (A) in the case of Standby Letters of Credit, the date which occurs 12 months after the date of the issuance thereof (although any such Standby Letter of Credit may be extendable for successive periods of up to 12 months, but not beyond the third Business Day prior to the Final Maturity Date, on terms acceptable to the Issuing Lender) and (B) in the case of Trade Letters of Credit, the date which occurs 180 days after the date of issuance thereof and (y) three Business Days prior to the Final Maturity Date.

                  2.03 LETTER OF CREDIT REQUESTS; MINIMUM STATED AMOUNT. (a) Whenever the Borrower desires that a Letter of Credit be issued for its account, the Borrower shall give the Administrative Agent and the Issuing Lender at least five Business Days' (or such shorter period as is acceptable to the Issuing Lender) written notice thereof (including by way of facsimile transmission). Each notice shall be in the form of Exhibit C appropriately completed (each a "Letter of Credit Request").

                  (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 2.02. Unless the Issuing Lender has received notice from the Borrower, any other Credit Party or the Required Lenders before it issues a Letter of Credit that one or more of the conditions specified in
Section 5 or 6 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.02, then the Issuing Lender may, subject to the terms and conditions of this Agreement, issue the requested Letter of Credit for the account of the Borrower in accordance with the Issuing Lender's usual and customary practices. Upon its issuance of or amendment or modification to any Standby Letter of Credit, the Issuing Lender shall promptly notify in writing the Borrower and the Administrative Agent of such issuance, amendment or modification and such notification shall be accompanied by a copy of the issued Letter of Credit or amendment or modification. Promptly after receipt of such notice, the Administrative Agent shall notify the Lenders accordingly. In the event a Lender so requests, the Administrative Agent shall provide such Lender with a copy of any issued Letter of Credit or amendment or modification.

                  (c) The initial Stated Amount of each Letter of Credit shall not be less than $100,000 or such lesser amount as is reasonably acceptable to the Issuing Lender.

                  2.04 LETTER OF CREDIT PARTICIPATIONS. (a) Immediately upon the issuance by the Issuing Lender of any Letter of Credit, the Issuing Lender shall be deemed to have sold and transferred to each Lender, other than the Issuing Lender (each such Lender, in its capacity under this Section 2.04, a "Participant"), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's RL Percentage, in such Letter of Credit, each drawing or payment made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments or RL Percentages of the Lenders pursuant to Section 1.13 or 13.04, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.04 to reflect the new RL Percentages of the assignor and assignee Lender, as the case may be.

                  (b) In determining whether to pay under any Letter of Credit, the Issuing Lender shall not have an obligation relative to the other Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Issuing Lender under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction), shall not create for the Issuing Lender any resulting liability to the Borrower, any other Credit Party, any Lender or any other Person.

                  (c) In the event that the Issuing Lender makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to the Issuing Lender pursuant to Section 2.05(a), the Issuing Lender shall promptly notify the Administrative Agent, which shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to the Issuing Lender the amount of such Participant's RL Percentage of such unreimbursed payment in Dollars and in same day funds. If the Administrative Agent so notifies, prior to 11:00 A.M. (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to the Issuing Lender in Dollars such Participant's RL Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its RL Percentage of the amount of such payment available to the Issuing Lender, such Participant agrees to pay to the Issuing Lender, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Issuing Lender at the overnight Federal Funds Rate for the first three days and at the interest rate applicable to Revolving Loans maintained as Base Rate Loans for each day thereafter. The failure of any Participant to make available to the Issuing Lender its RL Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to the Issuing Lender its RL Percentage of any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Issuing Lender such other Participant's RL Percentage of any such payment.

                  (d) Whenever the Issuing Lender receives a payment of a reimbursement obligation as to which it has received any payments from the Participants pursuant to clause (c) above, the Issuing Lender shall pay to each Participant which has paid its RL Percentage thereof, in Dollars and in same day funds, an amount equal to such Participant's share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

                  (e) Upon the request of any Participant, the Issuing Lender shall furnish to such Participant copies of any Letter of Credit issued by it and such other documentation as may reasonably be requested by such Participant.

                  (f) The obligations of the Participants to make payments to the Issuing Lender with respect to Letters of Credit issued by it shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                  (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

                  (ii) the existence of any claim, setoff, defense or other right which the Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower or any Subsidiary of the Borrower and the beneficiary named in any such Letter of Credit);

                  (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

                  (v)  the occurrence of any Default or Event of Default.

                  2.05 AGREEMENT TO REPAY LETTER OF CREDIT DRAWINGS. (a) The Borrower agrees to reimburse the Issuing Lender, by making payment to the Administrative Agent in immediately available funds at the Payment Office, for any payment or disbursement made by the Issuing

Lender under any Letter of Credit (each such amount, so paid until reimbursed, an "Unpaid Drawing"), not later than one Business Day following receipt by the Borrower of notice of such payment or disbursement (provided that no such notice shall be required to be given if a Default or an Event of Default under Section 10.05 shall have occurred and be continuing, in which case the Unpaid Drawing shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by the Borrower)), with interest on the amount so paid or disbursed by the Issuing Lender, to the extent not reimbursed prior to 1:00 P.M. (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date the Issuing Lender was reimbursed by the Borrower therefor at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin for Base Rate Loans; PROVIDED, HOWEVER, to the extent such amounts are not reimbursed prior to 1:00 P.M. (New York time) on the third Business Day following the receipt by the Borrower of notice of such payment or disbursement or following the occurrence of a Default or an Event of Default under Section 10.05, interest shall thereafter accrue on the amounts so paid or disbursed by the Issuing Lender (and until reimbursed by the Borrower) at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin for Base Rate Loans plus 2%, in each such case, with interest to be payable on demand. The Issuing Lender shall give the Borrower prompt written notice of each Drawing under any Letter of Credit, PROVIDED that the failure to give any such notice shall in no way affect, impair or diminish the Borrower's obligations hereunder.

                   (b) The obligations of the Borrower under this Section
2.05 to reimburse the Issuing Lender with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any Lender (including in its capacity as issuer of the Letter of Credit or as Participant), including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit (each a "Drawing") to conform to the terms of the Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing; PROVIDED, HOWEVER, that the Borrower shall not be obligated to reimburse the Issuing Lender for any wrongful payment made by the Issuing Lender under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Issuing Lender (as finally determined by a court of competent jurisdiction).

                  2.06 INCREASED COSTS. If at any time after the date of this Agreement, the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by the Issuing Lender or any Participant with any request or directive by any such authority (whether or not having the force of law), shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by the Issuing Lender or participated in by any Participant, or (ii) impose on the Issuing Lender or any Participant any other conditions relating, directly or indirectly, to this Agreement; and the result of any of the foregoing is to increase the cost to the Issuing Lender or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by the Issuing Lender or any

Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit (except for changes in the rate of tax on, or determined by reference to, the net income or profits of the Issuing Lender or such Participant pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), then, within 30 days after the delivery of the certificate referred to below to the Borrower by the Issuing Lender or any Participant (a copy of which certificate shall be sent by the Issuing Lender or such Participant to the Administrative Agent), the Borrower shall, subject to the provisions of Section 13.17 (to the extent applicable), pay to the Issuing Lender or such Participant such additional amount or amounts as will compensate such Lender for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. The Issuing Lender or any Participant, upon determining that any additional amounts will be payable pursuant to this Section 2.06, will give prompt written notice thereof to the Borrower, which notice shall include a certificate submitted to the Borrower by the Issuing Lender or such Participant (a copy of which certificate shall be sent by the Issuing Lender or such Participant to the Administrative Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate the Issuing Lender or such Participant. The certificate required to be delivered pursuant to this Section 2.06 shall, absent manifest error, be final and conclusive and binding on the Borrower.

                  SECTION 3. COMMITMENT COMMISSION; FEES; REDUCTIONS OF COMMITMENT.

                  3.01 FEES. (a) The Borrower agrees to pay to the Administrative Agent for distribution to each Non-Defaulting Lender, a commitment commission (the "Commitment Commission") for the period from and including the Effective Date to but excluding the Final Maturity Date (or such earlier date on which the Total Revolving Loan Commitment shall have been terminated), computed at a rate for each day equal to the Applicable Margin for Commitment Commission on the daily average Unutilized Revolving Loan Commitment of such Non-Defaulting Lender. Accrued Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Final Maturity Date (or such earlier date on which the Total Revolving Loan Commitment shall have been terminated).

                  (b) The Borrower agrees to pay to the Administrative Agent for distribution to each Non-Defaulting Lender (based on each such Lender's respective RL Percentage) a fee in respect of each Letter of Credit issued hereunder (the "Letter of Credit Fee") for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or expiration of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin for Eurodollar Loans then in effect on the daily Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the first day after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

                  (c) The Borrower agrees to pay to the Issuing Lender, for its own account, a facing fee in respect of each Letter of Credit issued hereunder (the "Facing Fee") for the period from and including the date of issuance of such Letter of Credit to and including the date of the termination of such Letter of Credit, computed at a rate equal to 1/4 of 1% per annum on the daily

Stated Amount of such Letter of Credit, provided that in any event the minimum amount of the Facing Fee payable in any 12 month period for each Letter of Credit shall be $500; it being agreed that, on the date of issuance of any Letter of Credit and on each anniversary thereof prior to the termination of such Letter of Credit, if $500 will exceed the amount of Facing Fees that will accrue with respect to such Letter of Credit for the immediately succeeding 12 month period, the full $500 shall be payable on the date of issuance of such Letter of Credit and on each such anniversary thereof. Except as otherwise provided in the proviso to the immediately preceding sentence, accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

                  (d) The Borrower agrees to pay to the Issuing Lender, for its own account, upon each payment under, issuance of, or amendment to, any Letter of Credit, such amount as shall at the time of such event be the administrative charge and the reasonable expenses which the Issuing Lender is generally imposing in connection with such occurrence with respect to letters of credit.

                  (e) The Borrower agrees to pay to the Administrative Agent and the Documentation Agent, for their own respective accounts, such other fees as have been agreed to in writing by the Borrower and the Administrative Agent.

                  3.02 VOLUNTARY TERMINATION OF UNUTILIZED COMMITMENTS. (a) Upon at least one Business Day's prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, at any time or from time to time, without premium or penalty, to terminate the Total Unutilized Revolving Loan Commitment, in whole or in part, pursuant to this Section 3.02(a), in an integral multiple of $100,000, in the case of partial reductions to the Total Unutilized Revolving Loan Commitment, PROVIDED that each such reduction shall apply proportionately to permanently reduce the Revolving Loan Commitment of each Lender.

                  (b) In the event of a refusal by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Borrower may, subject to its compliance with the requirements of Section 13.12(b), upon five Business Days' prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders) terminate the entire Revolving Loan Commitment of such Lender, so long as all Revolving Loans, together with accrued and unpaid interest, Fees and all other amounts, owing to such Lender are repaid concurrently with the effectiveness of such termination pursuant to Section 4.01(b) (at which time
Schedule I shall be deemed modified to reflect such changed amounts), and at such time, such Lender shall no longer constitute a "Lender" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 12.06 and 13.01), which shall survive as to such repaid Lender.

                  3.03 MANDATORY REDUCTION OF COMMITMENTS. (a) The Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Lender) shall terminate in its entirety on September 10, 1999 unless the Effective Date has occurred on or before such date.

                  (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date on or after the Effective Date upon which Holdings or any of its Subsidiaries receives any cash proceeds from any incurrence by Holdings or any of its Subsidiaries of Indebtedness for borrowed money (other than Indebtedness for borrowed money permitted to be incurred pursuant to Section 9.04 as such Section is in effect on the Effective Date), the Total Revolving Loan Commitment shall be permanently reduced on such date by an amount equal to 100% of the Net Debt Proceeds of the respective incurrence of Indebtedness.

                  (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, within two Business Days after each date on or after the Effective Date upon which Holdings or any of its Subsidiaries receives any cash proceeds from any Asset Sale, the Total Revolving Loan Commitment shall be permanently reduced on such date by an amount equal to 100% of the Net Sale Proceeds from such Asset Sale; PROVIDED that (x) with respect to no more than $5,000,000 in the aggregate of cash proceeds from Asset Sales in any fiscal year of Holdings, such Net Sale Proceeds therefrom shall not give rise to a reduction to the Total Revolving Loan Commitment pursuant to this Section 3.03(c) on such date to the extent that no Default or Event of Default then exists and Holdings has delivered a certificate to the Administrative Agent on or prior to such date stating that such Net Sale Proceeds shall be used to purchase assets that replace the assets that were the subject of such Asset Sale or assets that will be used in the business of the Borrower or its Subsidiaries (collectively, "Replacement Assets") within 180 days following the date of such Asset Sale (which certificate shall set forth the estimates of the proceeds to be so expended), and (y) with respect to any one Asset Sale during the term of this Agreement of greater than $5,000,000, but no more than $20,000,000, in the aggregate of cash proceeds, such Net Sale Proceeds therefrom (and not only the amount in excess of $5,000,000) shall not give rise to a reduction to the Total Revolving Loan Commitment pursuant to this Section 3.03(c) on such date to the extent that no Default or Event of Default then exists and Holdings has delivered a certificate to the Administrative Agent on or prior to such date stating that such Net Sale Proceeds shall be used to purchase Replacement Assets within 60 days following the date of such Asset Sale (which certificate shall set forth the estimates of the proceeds to be so expended), and so long as at the time of such Asset Sale the Net Sale Proceeds therefrom are delivered to the Administrative Agent to be held in a cash collateral account satisfactory to the Administrative Agent until such time as such Net Sale Proceeds are reinvested in Replacement Assets (at which time all or such portion of the Net Sale Proceeds which are reinvested in Replacement Assets shall be released from such cash collateral account) and PROVIDED FURTHER, that if all or any portion of such Net Sale Proceeds are not so reinvested in Replacement Assets within such 180 day period or 60 day period, as the case may be, the Total Revolving Loan Commitment shall be permanently reduced on the last day of such period (or such earlier date as may be designated by the Borrower) by an amount equal to such remaining portion.

                  (d) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, within 10 days following each date on or after the Effective Date upon which Holdings or any of its Subsidiaries receives any cash proceeds from any Recovery Event, the Total Revolving Loan Commitment shall be permanently reduced by an amount equal to 100% of the Net Insurance Proceeds from such Recovery Event, PROVIDED that so long as no Default or Event of Default then exists, such Net Insurance Proceeds shall not be required to reduce the Total Revolving Loan Commitment on such date to the extent that Holdings has delivered a certificate to the Administrative Agent on or prior to such date stating that such Net Insurance Proceeds shall be used to replace or restore any properties or assets in respect of which such Net Insurance Proceeds were paid within 365 days following the date of the receipt of such Net Insurance Proceeds (which certificate shall set forth the estimates of the proceeds to be so expended).

                  (e) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Lender) shall (a) be permanently reduced (to the extent not previously reduced) to $45,000,000 on the third anniversary of the Effective Date, $37,500,000 on the fourth anniversary of the Effective Date, $25,000,000 on the fifth anniversary of the Effective Date and $12,500,000 on the sixth anniversary of the Effective Date and (b) terminate in its entirety on the earlier of (i) the date on which a Change of Control occurs (unless the Required Lenders otherwise agree in writing) and
(ii) the Final Maturity Date.

                  (f) Each reduction to the Total Revolving Loan Commitment pursuant to this Section 3.03 shall be applied proportionately to permanently reduce the Revolving Loan Commitment of each Lender.

                  SECTION 4. PREPAYMENTS; PAYMENTS; TAXES.

                  4.01 VOLUNTARY PREPAYMENTS. (a) The Borrower shall have the right to prepay the Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent prior to 1:00 P.M. (New York time) at the Notice Office (x) at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Base Rate Loans (or same day notice in the case of a prepayment of Swingline Loans) and (y) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Eurodollar Loans, the amount of such prepayment and the Types of Loans to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, which notice the Administrative Agent shall, except in the case of Swingline Loans, promptly transmit to each of the Lenders; (ii) each partial prepayment of Revolving Loans pursuant to this
Section 4.01(a) shall be in an aggregate principal amount of at least $1,000,000, and (z) each partial prepayment of Swingline Loans pursuant to this Section 4.01(a) shall be in an aggregate principal amount of at least $50,000, PROVIDED that if any partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding principal amount of Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing may not be continued as a

Borrowing of Eurodollar Loans and any election of an Interest Period with respect thereto given by the Borrower shall have no force or effect; and
(iii) each prepayment pursuant to this Section 4.01(a) in respect of any Revolving Loans made pursuant to a Borrowing shall be applied PRO RATA among the Lenders which made such Revolving Loans, provided that at the Borrower's election in connection with any prepayment of Revolving Loans pursuant to this Section 4.01(a), such prepayment shall not, so long no Default or Event of Default then exists, be applied to any Revolving Loan of a Defaulting Lender.

                  (b) In the event of a refusal by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Borrower may, upon five Business Days' prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders) repay all Revolving Loans of, together with accrued and unpaid interest, Fees and other amounts owing to, such Lender in accordance with, and subject to the requirements of, said Section 13.12(b) so long as
(A) the entire Revolving Loan Commitment of such Lender is terminated concurrently with such repayment pursuant to Section 3.02(b) (at which time
Schedule I shall be deemed modified to reflect the changed Revolving Loan Commitments) and (B) the consents, if any, required under Section 13.12(b) in connection with the repayment pursuant to this clause (b) have been obtained.

                  4.02 MANDATORY REPAYMENTS. (a) On any day on which the sum of the aggregate outstanding principal amount of the Revolving Loans, Swingline Loans and the Letter of Credit Outstandings exceeds the Total Revolving Loan Commitment as then in effect, the Borrower shall prepay on such day the principal of Swingline Loans and, after all Swingline Loans have been repaid in full (if no Swingline Loans are outstanding), Revolving Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans, the aggregate amount of the Letter of Credit Outstandings exceeds the Total Revolving Loan Commitment as then in effect, the Borrower shall pay to the Administrative Agent at the Payment Office on such day an amount of cash and/or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash and/or Cash Equivalents to be held as security for all obligations of the Borrower to the Issuing Lender and the Lenders hereunder in a cash collateral account to be established by the Administrative Agent.

                  (b) With respect to each repayment of Revolving Loans required by this Section 4.02 (including repayments resulting from the reduction of the Total Revolving Loan Commitment pursuant to Section 3.03), the Borrower may designate the Types of Revolving Loans which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, PROVIDED that: (i) repayments of Eurodollar Loans pursuant to this Section 4.02 may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Loans with Interest Periods ending on such date of required repayment and all Base Rate Loans have been paid in full; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans; and (iii) each repayment of any Revolving Loans made pursuant to a Borrowing shall be applied PRO RATA among the Lenders which made such Revolving Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion.

                  (c) Notwithstanding anything to the contrary contained in this Agreement or in any other Credit Document, (i) all then outstanding Revolving Loans shall be repaid in full on the Final Maturity Date, (ii) all then outstanding Loans shall be repaid in full on the date on which a Change of Control occurs (unless the Required Lenders otherwise agree in writing) and (iii) all then outstanding Swingline Loans shall be repaid in full on the Swingline Expiry Date.

                  4.03 METHOD AND PLACE OF PAYMENT. Except as otherwise specifically provided herein, all payments under this Agreement or under any Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 1:00 P.M. (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

                  4.04 NET PAYMENTS. (a) All payments made by the Borrower hereunder or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or, in each case, any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Lender, upon the written request of such Lender, for taxes imposed on or measured by the net income or profits of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located and for any withholding of taxes as such Lender shall determine are payable by, or withheld from, such Lender, in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

                  (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees to deliver to the Borrower and the Administrative Agent on or prior to the Effective Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to
Section 1.13 or 13.04 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 (or successor forms) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, such Lender will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms), or Form W-8 (or successor form) and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or such Lender shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Section 4.04(b)(ii) Certificate, in which case such Lender shall not be required to deliver any such Form or Section 4.04(b)(ii) Certificate pursuant to this Section 4.04(b). Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, Fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the United States if (I) such Lender has not provided to the

Borrower the Internal Revenue Service Forms or the Section 4.04(b)(ii) Certificate required to be provided to the Borrower pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04, the Borrower agrees to pay any additional amounts and to indemnify each Lender in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the immediately preceding sentence solely as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes.

                  (c) If the Borrower pays any additional amounts under this
Section 4.04 to a Lender and such Lender determines in its sole discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid (a "Tax Benefit"), such Lender shall pay to the Borrower an amount that such Lender shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by such Lender in such year as a consequence of such Tax Benefit; PROVIDED, HOWEVER, that (i) any Lender may determine, in its sole discretion, whether to seek a Tax Benefit, (ii) any Taxes that are imposed on a Lender as a result of a disallowance or reduction (including through the expiration of any tax credit carryover or carryback of such Lender that otherwise would not have expired) of any Tax Benefit with respect to which such Lender has made a payment to the Borrower pursuant to this
Section 4.04(c) shall be treated as a Tax for which the Borrower is obligated to indemnify such Lender pursuant to this Section 4.04 without any exclusions or defenses and (iii) nothing in this Section 4.04(c) shall require any Lender to disclose any confidential information to the Borrower (including, without limitation, its tax returns).

                  (d) The provisions of this Section 4.04 are subject to the provisions of Section 13.17 (to the extent applicable).

                  SECTION 5. CONDITIONS PRECEDENT TO THE EFFECTIVE DATE. The occurrence of the Effective Date pursuant to Section 13.10 and the obligation of each Lender to make Loans, and the obligation of the Issuing Lender to issue Letters of Credit, on the Effective Date, is subject to the satisfaction of the following conditions:

                  5.01 EXECUTION OF AGREEMENT; NOTES. On or prior to the Effective Date, (i) this Agreement shall have been executed and delivered as provided in Section 13.10 and (ii) there shall have been delivered to the Administrative Agent for the account of each of the Lenders the appropriate Revolving Note executed by the Borrower and to the Swingline Lender, the Swingline Note executed by the Borrower, in each case, in the amount, maturity and as otherwise provided herein.

                  5.02 OFFICER'S CERTIFICATE. On the Effective Date, the Administrative Agent shall have received a certificate from each of Holdings, WPIV and the Borrower, dated the Effective

Date and signed on behalf of each such Credit Party by the Chairman of the Board, the President or any Vice President of such Credit Party, stating on behalf of such Credit Party that all of the conditions in Sections 5.08, 5.09 and 6.02 have been satisfied on such date.

                  5.03 OPINIONS OF COUNSEL. On the Effective Date, the Administrative Agent shall have received (i) from Willkie Farr & Gallagher, special counsel to the Credit Parties, an opinion addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and dated the Effective Date covering the matters set forth in Exhibit E, and (ii) opinions of local counsel to the Credit Parties, which opinions referred to in clauses (i) and (ii) of this Section 5.03 shall be in form and substance reasonably satisfactory to the Administrative Agent, the Documentation Agent and the Required Lenders.

                  5.04 CORPORATE DOCUMENTS; PROCEEDINGS; ETC. (a) On the Effective Date, the Administrative Agent shall have received a certificate from each Credit Party, dated the Effective Date, signed by the Chairman of the Board, the President or any Vice President of such Credit Party, and attested to by the Secretary or any Assistant Secretary of such Credit Party, in the form of Exhibit F with appropriate insertions, together with copies of the certificate of incorporation (or equivalent organizational document) and by-laws of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and the foregoing shall be in form and substance reasonably acceptable to the Administrative Agent and the Documentation Agent.

                  (b) All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, the Documentation Agent and the Required Lenders, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

                  5.05 PLANS; SHAREHOLDERS' AGREEMENTS; MANAGEMENT AGREEMENTS; EMPLOYMENT AGREEMENTS; NON-COMPETE AGREEMENTS; COLLECTIVE BARGAINING AGREEMENTS; TAX SHARING AGREEMENTS; EXISTING INDEBTEDNESS AGREEMENTS. On or prior to the Effective Date, there shall have been delivered or made available to the Administrative Agent true and correct copies of the following documents:

                  (i) all Plans (and for each Plan that is required to file an annual report on Internal Revenue Service Form 5500-series, a copy of the most recent such report (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information), and for each Plan that is a "single-employer plan," as defined in Section 4001(a)(15) of ERISA, the most recently prepared actuarial valuation therefor) and any other "employee benefit plans," as defined in Section 3(3) of ERISA, and any other material agreements, plans or arrangements, with or for the benefit of current or former employees of Holdings or any of its Subsidiaries or any ERISA Affiliate (provided that the foregoing shall apply in the case of any multiemployer plan, as defined in 4001(a)(3) of ERISA, only to the extent that any document described therein is in the possession of Holdings or any Subsidiary of Holdings or any ERISA Affiliate or reasonably available thereto from the sponsor or trustee of any such plan);

                  (ii) all collective bargaining agreements applying or relating to any employee of Holdings or any of its Subsidiaries (collectively, the "Collective Bargaining Agreements");

                  (iii) all agreements entered into by Holdings or any of its Subsidiaries governing the terms and relative rights of its capital stock and any agreements entered into by shareholders relating to any such entity with respect to its capital stock (collectively, the "Shareholders' Agreements");

                  (iv) all material agreements with members of, or with respect to, the management of Holdings or any of its Subsidiaries (collectively, the "Management Agreements");

                  (v) all material employment agreements entered into by Holdings or any of its Subsidiaries (collectively, the "Employment Agreements");

                  (vi) any non-compete agreement entered into by Holdings or any of its Subsidiaries (collectively, the "Non-Compete Agreements");

                  (vii) all tax sharing, tax allocation and other similar agreements entered into by Holdings or any of its Subsidiaries (collectively, the "Tax Sharing Agreements"); and

                  (viii) all agreements evidencing or relating to Indebtedness of Holdings or any of its Subsidiaries which is to remain outstanding after giving effect to the Effective Date (collectively, the "Existing Indebtedness Agreements");

all of which Plans, Collective Bargaining Agreements, Shareholders' Agreements, Management Agreements, Employment Agreements, Non-Compete Agreements, Tax Sharing Agreement and Existing Indebtedness Agreements shall be in form and substance reasonably satisfactory to the Administrative Agent, the Documentation Agent and the Required Lenders and shall be in full force and effect on the Effective Date.

                  5.06 EXISTING INDEBTEDNESS; PREFERRED STOCK. On the Effective Date, after giving effect to the Loans incurred on the Effective Date, Holdings and its Subsidiaries shall have no outstanding Indebtedness or preferred stock other than (i) the Obligations and (ii) such other indebtedness, if any, permitted to remain outstanding pursuant to Section 9.04.

                  5.07 MARGIN REGULATIONS. On the Effective Date, all Loans and other financing to the Borrower and its Subsidiaries under this Agreement shall be in full compliance with all applicable requirements of Regulations T, U and X of the Board of Governors of the Federal Reserve System.

                  5.08 ADVERSE CHANGE, ETC. (a) Since December 31, 1998, nothing shall have occurred (and neither the Administrative Agent nor the Documentation Agent nor the Lenders shall have become aware of any facts or conditions not previously known) which the Administrative Agent, the Documentation Agent or the Required Lenders shall reasonably determine (a) has had, or could reasonably be expected to have, a material adverse effect on the rights or remedies of the Lenders, the Documentation Agent or the Administrative Agent, or on the ability of any Credit Party to perform its obligations to them hereunder or under any other Credit Document or (b) has had, or could reasonably be expected to have, a material adverse effect on the entering into of the Credit Documents or on the business, operations, financial condition or prospects of Holdings and its Subsidiaries taken as a whole.

                  (b) On or prior to the Effective Date, all necessary governmental (domestic and foreign) and material third party approvals and/or consents in connection with the transactions contemplated by the Credit Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods with respect thereto shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon, the consummation of the transactions contemplated by the Credit Documents or otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon, or materially delaying, or making economically unfeasible, the consummation of the transactions contemplated by the Credit Documents or otherwise required to herein or therein.

                  5.09 LITIGATION. Except as set forth on Schedule 5.09 hereof, on the Effective Date, there shall be no actions, suits or proceedings pending or threatened (i) with respect to this Agreement or any other Credit Document or (ii) which the Administrative Agent, the Documentation Agent or the Required Lenders shall determine could reasonably be expected to have a material adverse effect on (a) the entering into of the Credit Documents or on the business, operations, financial condition or prospects of Holdings and its Subsidiaries taken as a whole, (b) the rights or remedies of the Lenders, the Documentation Agent or the Administrative Agent hereunder or under any other Credit Document or (c) the ability of any Credit Party to perform its respective obligations to the Lenders, the Documentation Agent or the Administrative Agent hereunder or under any other Credit Document.

                  5.10 PLEDGE AGREEMENT. On the Effective Date, each Credit Party shall have duly authorized, executed and delivered the Pledge Agreement in the form of Exhibit G (as amended, modified or supplemented from time to time, the "Pledge Agreement") and shall have delivered to the Collateral Agent, as pledgee thereunder, all of the Pledged Securities, if any, referred to therein and owned by such Credit Party, (x) endorsed in blank in the case of promissory notes constituting Pledged Securities and (y) together with executed and undated stock powers in the case of capital stock constituting Pledged Securities.

                  5.11 SECURITY AGREEMENT. On the Effective Date, each Credit Party shall have duly authorized, executed and delivered the Security Agreement in the form of Exhibit H (as modified, supplemented or amended from time to time, the "Security Agreement") covering all of such Credit Party's present and future Security Agreement Collateral, together with:

                  (i) proper Financing Statements (Form UCC-1 or the equivalent) fully executed for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Agreement;

                  (ii) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, listing all effective financing statements that name any Credit Party or any of its Subsidiaries as debtor and that are filed in the jurisdictions referred to in clause (i) above, together with copies of such other financing statements that name any Credit Party or any of its Subsidiaries as debtor (none of which shall cover the Collateral except to the extent evidencing Permitted Liens or in respect of which the Collateral Agent shall have received termination statements (Form UCC-3 or the equivalent) as shall be required by local law fully executed for filing);

                  (iii) evidence of the completion of all other recordings and filings of, or with respect to, the Security Agreement as may be necessary to perfect the security interests intended to be created by the Security Agreement; and

                  (iv) evidence that all other actions necessary to perfect and protect the security interests purported to be created by the Security Agreement have been taken.

                  5.12 SUBSIDIARIES GUARANTY. On the Effective Date, each Subsidiary Guarantor, if any, shall have duly authorized, executed and delivered the Subsidiaries Guaranty in the form of Exhibit I (as amended, modified or supplemented from time to time, the "Subsidiaries Guaranty").

                  5.13 FINANCIAL STATEMENTS; PRO FORMA FINANCIAL STATEMENTS, PROJECTIONS. On or prior to the Effective Date, the Administrative Agent shall have received true and correct copies of the historical financial statements, the PRO FORMA financial statements and the Projections referred to in Sections 7.05(a) and (d).

                  5.14 SOLVENCY CERTIFICATE; INSURANCE CERTIFICATES. On or prior to the Effective Date, the Administrative Agent shall have received:

                  (i) a solvency certificate from the Chief Financial Officer of Holdings in the form of Exhibit J (as amended, modified or supplemented from time to time, the "Solvency Certificate"), which solvency certificate shall be in form and substance reasonably satisfactory to the Administrative Agent, the Documentation Agent and the Required Lenders and shall set forth the conclusions that, after giving effect to the entering into of the Credit Documents, Holdings and its Subsidiaries taken as a whole is not insolvent, will not be rendered insolvent by the indebtedness incurred in connection therewith, will not be left with unreasonably small capital with which to engage in their business and will not have incurred debts beyond their ability to pay debts as they mature; and

                  (ii) certificates of insurance complying with the requirements of Section 8.03 for the business and properties of Holdings and its Subsidiaries, in form and substance reasonably satisfactory to the Administrative Agent and naming the Collateral Agent as an additional insured and as loss payee, and stating that such insurance shall not be cancelled without at least 30 days prior written notice by the insurer to the Collateral Agent (or such shorter period of time as a particular insurance company generally provides).

                  5.15 FEES, ETC. On the Effective Date, the Borrower shall have paid to the Administrative Agent, the Documentation Agent and/or the Lenders all costs, fees and expenses (including, without limitation, reasonable legal fees and expenses) payable to the Administrative Agent, the Documentation Agent and/or the Lenders to the extent then due.

                  SECTION 6. CONDITIONS PRECEDENT TO ALL CREDIT EVENTS. The obligation of each Lender to make Loans (including any Loans made on the Effective Date), and the obligation of the Issuing Lender to issue Letters of Credit, is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

                  6.01 EFFECTIVE DATE. The Effective Date shall have occurred.

                  6.02 NO DEFAULT; REPRESENTATIONS AND WARRANTIES. At the time of each such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

                  6.03 NOTICE OF BORROWING; LETTER OF CREDIT REQUEST. (a) Prior to the making of each Revolving Loan (other than a Revolving Loan made pursuant to a Mandatory Borrowing), the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03(a). Prior to the making of each Swingline Loan, the Swingline Lender shall have received the notice referred to in Section 1.03(b)(i).

                  (b) Prior to the issuance of each Letter of Credit, the Administrative Agent and the Issuing Lender shall have received a Letter of Credit Request meeting the requirements of Section 2.03.

                  The occurrence of the Effective Date and the acceptance of the benefits of each Credit Event shall constitute a representation and warranty by Holdings, WPIV and the Borrower to the Administrative Agent and each of the Lenders that all the conditions specified in Section 5 (with respect to the occurrence of the Effective Date and Credit Events on the Effective Date) and in this Section 6 (with respect to the occurrence of the Effective Date and Credit Events on or after the Effective Date) and applicable to such Credit Event exist as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in Section 5 and in this
Section 6, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Lenders and, except for the Notes, in sufficient counterparts or copies for each of the Lenders and shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.

                  SECTION 7. REPRESENTATIONS, WARRANTIES AND AGREEMENTS. In order to induce the Lenders to enter into this Agreement and to make the Loans, and issue (or participate in) the Letters of Credit as provided herein, each of the Parent Guarantors and the Borrower makes the following representations, warranties and agreements, in each case after giving effect to the entering into of the Credit Documents, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and issuance of the Letters of Credit, and with the occurrence of the Effective Date and each other Credit Event on or after the Effective Date being deemed to constitute a representation and warranty that the matters specified in this Section 7 are true and correct in all material respects on and as of the Effective Date and on the date of each such other Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

                  7.01 COMPANY STATUS. Each Credit Party and each of its Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the Company power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, operations or financial condition of Holdings and its Subsidiaries taken as a whole.

                  7.02 COMPANY AND OTHER POWER AND AUTHORITY. Each Credit Party has the Company power and authority to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of such Credit Documents. Each Credit Party has duly executed and delivered each of the Credit Documents to which it is party, and each of such Credit Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

                  7.03 NO VIOLATION. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of Holdings or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which Holdings or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the certificate of incorporation or by-laws (or equivalent organizational documents) of Holdings or any of its Subsidiaries.

                  7.04 APPROVALS. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for those that have otherwise been obtained or made on or prior to the Effective Date and which remain in full force and effect on the Effective
Date), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Credit Document or
(ii) the legality, validity, binding effect or enforceability of any such Credit Document.

                  7.05 FINANCIAL STATEMENTS; FINANCIAL CONDITION; UNDISCLOSED LIABILITIES; PROJECTIONS; ETC. (a) The consolidated balance sheets of Holdings and its Subsidiaries for the fiscal year and fiscal quarter ended on December 31, 1998 and June 30, 1999, respectively and the related consolidated statements of income, cash flows and shareholders' equity of Holdings and its Subsidiaries for the fiscal year or fiscal quarter, as the case may be, ended on such dates, copies of which have been furnished to the Lenders prior to the Effective Date, present fairly in all material respects the consolidated financial position of Holdings and its Subsidiaries at the date of such balance sheets and the consolidated results of the operations of Holdings and its Subsidiaries for the periods covered thereby. All of the foregoing historical financial statements have been prepared in accordance with generally accepted accounting principles consistently applied except as disclosed in the notes thereto. The PRO FORMA consolidated financial statements of Holdings and its Subsidiaries as of December 31, 1998, after giving effect to the entering into of the Credit Documents and the financing therefor, copies of which have been furnished to the Lenders prior to the Effective Date, present fairly in all material respects the PRO FORMA consolidated financial position of Holdings and its Subsidiaries as of December 31, 1998 and the PRO FORMA consolidated results of operations of Holdings and its Subsidiaries for the fiscal year ended December 31, 1998. After giving effect to the entering into of the Credit Documents, since December 31, 1998, nothing shall have occurred that has had, or could reasonably be expected to have, a material adverse effect on the business, operations or financial condition of Holdings and its Subsidiaries taken as a whole.

                  (b) On and as of the Effective Date and after giving effect to the entering into of the Credit Documents and to all Indebtedness (including any Loans) being incurred or assumed and Liens created by the Credit Parties in connection therewith (a) the sum of the assets, at a fair valuation, of Holdings and its Subsidiaries taken as a whole will exceed its debts; (b) Holdings and its Subsidiaries taken as a whole has not incurred and does not intend to incur, and does not believe that it will incur, debts beyond its ability to pay such debts as such debts mature; and (c) Holdings and its Subsidiaries taken as a whole will have sufficient capital with which to conduct its business. For purposes of this Section 7.05(b), "debt" means any liability on a claim, and "claim" means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  (c) Except as fully disclosed in the financial statements delivered pursuant to Section 7.05(a) and as set forth on Schedule 7.05(c) hereof, there were as of the Effective Date no liabilities or obligations with respect to Holdings or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, could reasonably be expected to be material to Holdings and its Subsidiaries taken as a whole. As of the Effective Date, neither Holdings, nor WPIV nor the Borrower knows of any basis for the assertion against it or any of its Subsidiaries of any liability or obligation of any nature whatsoever that is not fully disclosed in the financial statements delivered pursuant to Section 7.05(a) which, either individually or in the aggregate, could reasonably be expected to be material to Holdings and its Subsidiaries taken as a whole.

                  (d) On and as of the Effective Date, the Projections delivered to the Administrative Agent and the Lenders prior to the Effective Date have been prepared in good faith and are based on reasonable assumptions, and there are no statements or conclusions in the Projections which are based upon or include information known to Holdings, WPIV or the Borrower to be misleading in any material respect or which fail to take into account material information known to Holdings, WPIV or the Borrower regarding the matters reported therein. On the Effective Date, Holdings, WPIV and the Borrower believe that the Projections are reasonable, it being recognized by the Lenders, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the Projections may differ from the projected results and that the differences may be material.

                  7.06 LITIGATION. There are no actions, suits or proceedings pending or, to the best knowledge of Holdings, WPIV and the Borrower, threatened (i) with respect to the Credit Documents or (ii) that are reasonably likely to materially and adversely affect the business, operations or financial condition of Holdings and its Subsidiaries taken as a whole.

                  7.07 TRUE AND COMPLETE DISCLOSURE. All factual information (taken as a whole) furnished by or on behalf of any Credit Party in writing to the Administrative Agent or any Lender (including, without limitation, all information contained in the Credit Documents) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any Credit Party in writing to the Administrative Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

                  7.08 USE OF PROCEEDS; MARGIN REGULATIONS. (a) All proceeds of the Loans shall be used for the working capital and general corporate purposes of the Borrower and its Subsidiaries and to pay fees and expenses incurred in connection with the Credit Documents.

                  (b) No part of any Credit Event (or the proceeds thereof) will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

                  7.09 TAX RETURNS AND PAYMENTS. Each of Holdings and each of its Subsidiaries has filed, or received extensions for, all federal and state income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all federal and state income taxes and all other material taxes and assessments payable by it which have become due, except for those contested in good faith and fully provided for on the financial statements of Holdings and its Subsidiaries in accordance with generally accepted accounting principles. Holdings and each of its Subsidiaries have at all times paid, or have provided adequate reserves (in the good faith judgment of the management of Holdings) for the payment of, all federal, state and material local and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to date. Except as disclosed on Schedule X, there is no material action, suit, proceeding, investigation, audit or claim now pending or, to the best knowledge of Holdings, WPIV and the Borrower threatened, by any authority regarding any taxes relating to Holdings or any of its Subsidiaries. As of the Effective Date, neither Holdings nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of Holdings or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of Holdings or any of its Subsidiaries not to be subject to the normally applicable statute of limitations.

                  7.10 COMPLIANCE WITH ERISA. Schedule IV sets forth, as of the Effective Date, each Plan; except to the extent that failure of any of the following statements to be true, would not, individually or in the aggregate, have a material and adverse effect on the business, operations or financial condition of Holdings and its Subsidiaries taken as a whole: each Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including, without limitation, ERISA and the Code; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code or application for such determination has been made; no Reportable Event has occurred; no Plan which is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) is insolvent or in reorganization; no Plan has an Unfunded

Current Liability; no Plan which is subject to Section 412 of the Code or
Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan have been timely made except as would not result in any material liability; neither Holdings nor any Subsidiary of Holdings nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to
Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212
of ERISA or Section 401(a)(29), 4971 or 4975 of the Code or expects to incur any such material liability under any of the foregoing sections with respect to any Plan; no condition exists which presents a material risk to Holdings or any Subsidiary of Holdings or any ERISA Affiliate of incurring a material liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, or to the knowledge of Holdings and its Subsidiaries, expected or threatened; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of Holdings and its Subsidiaries and its ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event, would not exceed $50,000; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of Holdings, any Subsidiary of Holdings or any ERISA Affiliate has at all times been operated in material compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; no lien imposed under the Code or ERISA on the assets of Holdings or any Subsidiary of Holdings or any ERISA Affiliate exists or is likely to arise on account of any Plan; and Holdings and its Subsidiaries may cease contributions to or terminate any employee benefit plan maintained by any of them without incurring any material liability.

                  7.11 THE SECURITY DOCUMENTS. (a) The provisions of the Security Agreement are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest in all right, title and interest of the Credit Parties in the Security Agreement Collateral described therein to the extent that a security interest can be created therein under the UCC, and the Collateral Agent, for the benefit of the Secured Creditors, has a fully perfected first lien on, and security interest in, all right, title and interest of the Credit Parties in all of the Security Agreement Collateral described therein (to the extent such security interest can be perfected by filing a UCC-1 financing statement or, to the extent required by the Security Agreement, by taking possession of the respective Security Agreement Collateral), subject to no other Liens other than Permitted Liens. In addition, the recordation of the Grant of Security Interest in U.S. Patents and Trademarks in the form attached to the Security Agreement in the United States Patent and Trademark Office, together with filings on Form UCC-1 made pursuant to the Security Agreement, will create, as may be perfected by such filing and recordation, a perfected security interest in the United States trademarks and patents covered by the Security Agreement and specifically identified in such Grant and the recordation of the Grant of Security Interest in U.S. Copyrights in the form attached to the Security Agreement with the United States Copyright Office, together with filings on Form UCC-1 made pursuant to the Security Agreement, will create, as may be perfected by such filing and recordation, a perfected security interest in the United States copyrights covered by the Security Agreement and specifically identified in such Grant.

                  (b) The security interests created in favor of the Collateral Agent, as pledgee, for the benefit of the Secured Creditors, under the Pledge Agreement constitute first priority perfected security interests in the Pledge Agreement Collateral described therein, subject to no security interests of any other Person, except Permitted Liens. No filings or recordings (other than those made pursuant to the Security Agreement) are required to perfect (or maintain the perfection or priority of) the security interests created in the Pledge Agreement Collateral.

                  (c) After the execution and delivery thereof pursuant to
Section 8.11, the Mortgages create, for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and mortgage lien on all of the Mortgaged Properties in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors, superior to and prior to the rights of all third persons (except that the security interest and mortgage lien created in the Mortgaged Properties may be subject to the Permitted Encumbrances related thereto and other Permitted Liens) and subject to no other Liens (other than Permitted Liens). Schedule III contains a true and complete list of each parcel of Real Property owned or leased by Holdings and its Subsidiaries on the Effective Date, and the type of interest therein held by Holdings or such Subsidiary. Holdings and each of its Subsidiaries have good and marketable title to all fee-owned Real Property and valid leasehold title to all Leaseholds, in each case free and clear of all Liens except those described in the first sentence of this subsection (c).

                  7.12 PROPERTIES. Holdings and each of its Subsidiaries have good and marketable title to all material properties owned by them, including all property reflected in the balance sheets referred to in Section 7.05(a) (except as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business or as permitted by the terms of this Agreement), free and clear of all Liens, other than Permitted Liens.

                  7.13 CAPITALIZATION. On the Effective Date and after giving effect to the entering into of the Credit Documents and the other transactions contemplated hereby, 100% of the membership interest of the Borrower shall be owned by Holdings and WPIV. All outstanding membership interests of the Borrower have been duly and validly issued, are fully paid and nonassessable. The Borrower does not have outstanding any securities convertible into or exchangeable for its membership interests or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its membership interests.

     7.14 SUBSIDIARIES. As of the Effective Date, Holdings has no Subsidiaries other than WPIV, the Borrower and its Subsidiaries and the Borrower has no Subsidiaries other than those Subsidiaries listed on Schedule
V. Schedule V correctly sets forth, as of the Effective Date, the percentage ownership (direct or indirect) of Holdings in each class of capital stock or other equity of each of its Subsidiaries and also identifies the direct owner thereof.

     7.15 COMPLIANCE WITH STATUTES, ETC. Each of Holdings and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations or financial condition of Holdings and its Subsidiaries taken as a whole.

     7.16 INVESTMENT COMPANY ACT. Neither Holdings nor any of its
Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     7.17 PUBLIC UTILITY HOLDING COMPANY ACT. Neither Holdings nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     7.18 ENVIRONMENTAL MATTERS. (a) Holdings and each of its Subsidiaries have complied with, and on the date of each Credit Event are in compliance with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no pending or, to the knowledge of Holdings, WPIV and the Borrower, threatened Environmental Claims against Holdings or any of its Subsidiaries (including any such claim arising out of the ownership, lease or operation by Holdings or any of its Subsidiaries of any Real Property no longer owned, leased or operated by Holdings or any of its Subsidiaries) or any Real Property owned, leased or operated by Holdings or any of its Subsidiaries. There are no facts, circumstances, conditions or occurrences with respect to the business or operations of Holdings or any of its Subsidiaries, or any Real Property owned, leased or operated by Holdings or any of its Subsidiaries (including any Real Property formerly owned, leased or operated by Holdings or any of its Subsidiaries but no longer owned, leased or operated by Holdings or any of its Subsidiaries) or, to the knowledge of Holdings, WPIV or the Borrower, any property adjoining or adjacent to any such Real Property, that could reasonably be expected (i) to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries or any Real Property owned, leased or operated by Holdings or any of its Subsidiaries or (ii) to cause any Real Property owned, leased or operated by Holdings or any of its Subsidiaries to be subject to any restrictions on the ownership, occupancy or transferability of such Real Property by Holdings or any of its Subsidiaries under any applicable Environmental Law.

     (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any Real Property owned, leased or operated by Holdings or any of its Subsidiaries where such generation, use, treatment, storage or transportation has violated or has given rise to an Environmental Claim under, or could reasonably be expected to violate or give rise to an Environmental Claim under, any Environmental Law. Hazardous Materials have not at any time been Released or disposed of on or from any Real Property owned, leased or operated by Holdings or any of its Subsidiaries where such Release or disposal has violated or given rise to an Environmental Claim under, or could reasonably be expected to violate or give rise to an Environmental Claim under, any applicable Environmental Law.

     (c) Notwithstanding anything to the contrary in this Section 7.18, the representations and warranties made in this Section 7.18 shall not be untrue unless the effect of any or all violations, claims, restrictions, failures and noncompliances of the types described above in this Section 7.18 could reasonably be expected to, either individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of Holdings and its Subsidiaries taken as a whole.

     7.19 LABOR RELATIONS. Neither Holdings nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a material adverse effect on Holdings and its Subsidiaries taken as a whole. There is (i) no unfair labor practice complaint pending against Holdings or any of its Subsidiaries or, to the knowledge of Holdings or the Borrower, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against Holdings or any of its Subsidiaries or, to the knowledge of Holdings, WPIV and the Borrower, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against Holdings or any of its Subsidiaries or, to the knowledge of Holdings, WPIV and the Borrower, threatened against Holdings or any of its Subsidiaries and (iii) no union representation question exists with respect to the employees of Holdings or any of its Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a material adverse effect on the business, operations or financial condition of Holdings and its Subsidiaries taken as a whole.

     7.20 PATENTS, LICENSES, FRANCHISES AND FORMULAS. Each of Holdings and each of its Subsidiaries owns or has the right to use all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises, proprietary information (including but not limited to rights in computer programs and databases) and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, could reasonably be expected to result in a material adverse effect on the business, operations or financial condition of Holdings and its Subsidiaries taken as a whole.

     7.21 INDEBTEDNESS. Schedule VI sets forth a true and complete list of all Indebtedness (including Contingent Obligations) of Holdings and its Subsidiaries as of the

Effective Date and which is to remain outstanding after giving effect to the entering into of the Credit Documents (excluding the Loans and the Letters of Credit, the "Existing Indebtedness"), in each case showing the aggregate principal amount thereof and the name of the respective borrower and any Credit Party or any of its Subsidiaries which directly or indirectly guarantees such debt.

     7.22 SPECIAL PURPOSE CORPORATION. Each of the Parent Guarantors has no significant assets (other than the capital stock of the Borrower) or material liabilities (other than those liabilities under this Agreement, the other Credit Documents to which it is a party and as otherwise permitted by Section 9.13(b)).

     7.23 INSURANCE. Schedule VII sets forth a true and complete listing of all insurance maintained by Holdings and its Subsidiaries as of the Effective Date, and with the amounts insured (and any deductibles) set forth therein.

     SECTION 8. AFFIRMATIVE COVENANTS. Each of the Parent Guarantors and the Borrower hereby covenants and agrees that on and after the Effective Date and until the Total Revolving Loan Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations (other than indemnities described in Section
13.13 which are not then due and payable) incurred hereunder and thereunder, are paid in full:

     8.01  INFORMATION COVENANTS.  Holdings will furnish to each Lender:

     (a) QUARTERLY FINANCIAL STATEMENTS. Within 45 days after the close of the first three quarterly accounting periods in each fiscal year of Holdings, the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of income, shareholders' equity and statement of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be certified by the Chief Financial Officer of Holdings, subject to normal year-end audit adjustments and the absence of footnotes.

     (b) ANNUAL FINANCIAL STATEMENTS. Within 90 days after the close of each fiscal year of Holdings, (i) the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, shareholders' equity and statement of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and certified by Ernst & Young LLP or such other independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, together with (but only to the extent being provided generally by such accountants to their clients) a report of such accounting firm stating that in the course of its regular audit of the financial statements of Holdings and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or an Event of Default relating to accounting matters which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and
   (ii) management's discussion and analysis of the material operational and financial developments during such fiscal year (it being understood that, to the extent such management's discussion and analysis is included in any report on Form 10-K that is filed with the SEC in respect of such fiscal year and such report is delivered to the Lenders pursuant to this Agreement, no separate management discussion and analysis shall be required to be delivered in respect of such fiscal year).

     (c) MANAGEMENT LETTERS. Promptly after Holdings' or any of its Subsidiaries' receipt thereof, a copy of any "management letter" received from its certified public accountants and management's response thereto.

     (d) BUDGETS. No later than 30 days following the first day of each fiscal year of Holdings, a budget in form reasonably satisfactory to the Administrative Agent (including budgeted statements of income and sources and uses of cash and balance sheets) prepared by Holdings for each of the twelve months of such fiscal year prepared in substantially the same detail as the Projections.

     (e) OFFICER'S CERTIFICATES. At the time of the delivery of the financial statements provided for in Sections 8.01(a) and (b), a certificate of the Chief Financial Officer of Holdings to the effect that, to the best of such officer's knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall set forth in reasonable detail the calculations required to establish whether Holdings and its Subsidiaries were in compliance with the provisions of Sections 3.03(c), 3.03(d), 9.04 and 9.07 through 9.09, inclusive, at the end of such fiscal quarter or year, as the case may be.

     (f) NOTICE OF DEFAULT OR LITIGATION. Promptly upon, and in any event within five Business Days after, any senior or executive officer of any Credit Party obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default and (ii) any litigation or governmental investigation or proceeding pending (x) against Holdings or any of its Subsidiaries which could reasonably be expected to materially and adversely affect the business, operations or financial condition of Holdings and its Subsidiaries taken as a whole, (y) with respect to any material Indebtedness of Holdings or any of its Subsidiaries or (z) with respect to the Credit Documents.

     (g) OTHER REPORTS AND FILINGS. Promptly after the filing or delivery thereof, copies of all financial information, proxy materials and reports, if any, which Holdings or any of its Subsidiaries shall publicly file with the Securities and Exchange Commission or any successor thereto (the "SEC") or deliver to holders of its material Indebtedness pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor).

     (h) ENVIRONMENTAL MATTERS. Promptly after any senior or executive officer of any Credit Party obtains knowledge thereof, notice of one or more of the following environmental matters, unless such environmental matters could not, individually or when aggregated with all other such environmental matters, be reasonably expected to materially and adversely affect the business, operations or financial condition of Holdings and its Subsidiaries taken as a whole:

         (i) any pending or threatened Environmental Claim against Holdings or any of its Subsidiaries or any Real Property owned, leased or operated by Holdings or any of its Subsidiaries;

         (ii) any condition or occurrence on or arising from any Real Property owned, leased or operated by Holdings or any of its Subsidiaries that
     (a) results in noncompliance by Holdings or any of its Subsidiaries with any applicable Environmental Law or (b) could reasonably be expected to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries or any such Real Property;

          (iii) any condition or occurrence on any Real Property owned, leased or operated by Holdings or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by Holdings or any of its Subsidiaries of such Real Property under any Environmental Law; and

           (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, leased or operated by Holdings or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency; PROVIDED, that in any event Holdings shall deliver to each Lender all notices received by Holdings or any of its Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA which identify Holdings or any of its Subsidiaries as potentially responsible parties for remediation costs or which otherwise notify Holdings or any of its Subsidiaries of potential liability under CERCLA.

   All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Holdings' or such Subsidiary's response thereto.

     (i) OTHER INFORMATION. From time to time, such other information or documents (financial or otherwise) with respect to Holdings or any of its Subsidiaries as the Administrative Agent or any Lender may reasonably request.

     8.02 BOOKS, RECORDS, INSPECTIONS, AUDITS AND ANNUAL MEETINGS. (a) Holdings will, and will cause each of its Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries in conformity with generally accepted accounting principles and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. Holdings will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Administrative Agent or any Lender to visit and inspect, under guidance of officers of Holdings or such Subsidiary, any of the properties of Holdings or such Subsidiary, and to examine the books of account of Holdings or such Subsidiary and discuss the affairs, finances and accounts of Holdings or such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all upon reasonable prior notice and at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or such Lender may reasonably request.

     (b) At a date to be mutually agreed upon between the Administrative Agent and Holdings occurring on or prior to the 120th day after the close of each fiscal year of Holdings, Holdings shall, at the request of the Administrative Agent, hold a meeting with all of the Lenders at which meeting shall be reviewed the financial results of Holdings and its Subsidiaries for the previous fiscal year and the budgets presented for the current fiscal year of Holdings.

     8.03 MAINTENANCE OF PROPERTY; INSURANCE. (a) Holdings will, and will cause each of its Subsidiaries to, (i) keep all property necessary to the business of Holdings and its Subsidiaries in reasonably good working order and condition, ordinary wear and tear excepted, (ii) maintain insurance on all such property in at least such amounts and against at least such risks as is consistent and in accordance with industry practice for companies similarly situated owning similar properties in the same general areas in which Holdings or any of its Subsidiaries operates, PROVIDED that Holdings and its Subsidiaries may implement programs of self insurance (other than with respect to casualty insurance) in the ordinary course of business and in accordance with the industry standards for similarly situated companies so long as reserves are maintained in accordance with generally accepted accounting principles for the liabilities associated therewith, and (iii) furnish to the Administrative Agent, upon written request, full information as to the insurance carried.

     (b) Holdings will, and will cause each of its Subsidiaries to, at all times keep its property insured in favor of the Collateral Agent, and all policies or certificates (or certified copies thereof) with respect to such insurance (and any other insurance maintained by Holdings and/or such Subsidiaries) (i) shall name the Collateral Agent as loss payee as to casualty insurance, (ii) shall state that such insurance policies shall not be cancelled without at least 30 days' prior written notice thereof by the respective insurer to the Collateral Agent (or such shorter period of time as a particular insurance company policy generally provides), (iii) shall provide that the respective insurers irrevocably waive any and all rights of subrogation with respect to the Collateral Agent and the Secured Creditors,
(iv) shall contain the standard non-contributing mortgage clause endorsement in favor of the Collateral Agent with respect to hazard or liability insurance, (v) shall, except in the case of public liability insurance, provide that any losses shall be payable notwithstanding any act or neglect of Holdings or any of its Subsidiaries and (vi) shall be deposited with the Collateral Agent.

     (c) If Holdings or any of its Subsidiaries shall fail to insure its property in accordance with this Section 8.03, or if Holdings or any of its Subsidiaries shall fail to so name and deposit all policies or certificates with respect thereto, the Collateral Agent shall have the right (but shall be under no obligation), upon 10 days prior notice to the Borrower (although no such notice shall be required to the extent same is not permitted to be given under applicable law), to procure such insurance and Holdings, WPIV and the Borrower agree to reimburse the Collateral Agent for all reasonable costs and expenses of procuring such insurance.

     8.04 CORPORATE FRANCHISES. Holdings will, and will cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; PROVIDED, HOWEVER, that nothing in this
Section 8.04 shall prevent (i) sales of assets and other transactions by Holdings or any of its Subsidiaries in accordance with Section 9.02, (ii) the withdrawal by Holdings or any of its Subsidiaries of its qualification as a foreign corporation in any jurisdiction where such withdrawal could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations or financial condition of Holdings and its Subsidiaries taken as a whole or (iii) any termination of any such rights, franchises, licenses or patents that is determined by any senior officer or the Board of Directors of the Borrower to be in the best interest of the Credit Parties and not otherwise disadvantageous in any material respect to either the business of the Credit Parties or the interests of the Lenders.

     8.05 COMPLIANCE WITH STATUTES, ETC. Holdings will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations or financial condition of Holdings and its Subsidiaries taken as a whole.

     8.06 COMPLIANCE WITH ENVIRONMENTAL LAWS. (a) Holdings will comply, and will cause each of its Subsidiaries to comply, with all Environmental Laws applicable to the ownership or use of its Real Property now or hereafter owned, leased or operated by Holdings or any of its Subsidiaries, except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations or financial condition of Holdings and its Subsidiaries taken as a whole, and, subject to the right to contest such in good faith by appropriate proceedings, will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws. Neither Holdings nor any of its Subsidiaries will generate, use, treat, store, Release or dispose of, or permit the generation, use, treatment, storage, Release or disposal of Hazardous Materials on any Real Property now or hereafter owned, leased or operated by Holdings or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, except for Hazardous Materials generated, used, treated, stored, Released, transported or disposed of at any such Real Properties in compliance in all material respects with all applicable Environmental Laws and reasonably required in connection with the operation, use and maintenance of the Real Property or the business or operations of Holdings or any of its Subsidiaries.

     (b) At any time that any Credit Party gives notice to the Lenders pursuant to Section 8.01(h) or upon the exercise of any of the remedies pursuant to the last paragraph of Section 10, then at the reasonable written request of the Administrative Agent or the Required Lenders, Holdings, WPIV and the Borrower will provide, at the sole expense of Holdings, WPIV and the Borrower, an environmental site assessment report concerning any Real Property owned, leased or operated by Holdings or any of its Subsidiaries, prepared by an environmental consulting firm reasonably approved by the Administrative Agent, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action in connection with such Hazardous Materials on such Real Property. If Holdings, WPIV or the Borrower fails to provide the same within 90 days after such request was made, the Administrative Agent may order the same, the cost of which shall be borne by Holdings, WPIV and the Borrower, and Holdings, WPIV and the Borrower shall, to the extent within the powers of such Credit Party, grant and hereby grant to the Administrative Agent and the Lenders and their agents access to such Real Property and specifically grants the Administrative Agent and the Lenders an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment of reasonable scope at any reasonable time upon reasonable notice to Holdings, all at the sole and reasonable expense of Holdings, WPIV and the Borrower.

     8.07 ERISA. As soon as possible and, in any event, within twenty (20) days after Holdings, any Subsidiary of Holdings or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, Holdings will deliver to each of the Lenders a certificate of the Chief Financial Officer of Holdings setting forth the full details as to such occurrence and the action, if any, that Holdings, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by Holdings, any Subsidiary, any ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred (except to the extent that Holdings has previously delivered to the Lenders a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63,
 .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; that any material contribution required to be made with respect to a Plan has not been timely made; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that Holdings, any Subsidiary of Holdings or any ERISA Affiliate will or may incur any liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409, 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or that Holdings or any Subsidiary of Holdings may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan. Holdings will deliver or make available to each of the Lenders (i) a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service and (ii) copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. In addition to any certificates or notices delivered to the Lenders pursuant to the first sentence hereof, copies of annual reports and any records, documents or other information required to be furnished to the PBGC, and any material notices received by Holdings, any Subsidiary of Holdings or any ERISA Affiliate with respect to any Plan shall be delivered or made available to the Lenders no later than ten (10) days after the date such annual report has been filed with the Internal Revenue Service or such records, documents and/or information has been furnished to the PBGC or such notice has been received by Holdings, any Subsidiary or any ERISA Affiliate, as applicable.

     8.08 END OF FISCAL YEARS; FISCAL QUARTERS. Holdings will cause (i) each of its, and each of its Subsidiaries', fiscal years to end on December 31 of each year and (ii) each of its, and each of its Subsidiaries', fiscal quarters to end on March 31, June 30, September 30 and December 31.

     8.09 PERFORMANCE OF OBLIGATIONS. Except to the extent that nonpayment of obligations does not constitute a Default under Sections 10.04 or 10.09, Holdings will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement, loan agreement or credit agreement and each other material agreement, contract or instrument by which it is bound, except such non-performances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, financial condition or prospects of Holdings and its Subsidiaries taken as a whole.

     8.10 PAYMENT OF TAXES. Holdings will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all material federal, state and other material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all material lawful claims for sums that have become due and payable which, if unpaid, might become a Lien not otherwise permitted under Section 9.01(i); PROVIDED, that neither Holdings nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with generally accepted accounting principles.

     8.11 ADDITIONAL SECURITY; FURTHER ASSURANCES. (a) Holdings will, and will cause each of its Subsidiaries to, within five days after the acquisition by Holdings or any such Subsidiary of any Real Property with a fair market value (net of the principal amount of any Indebtedness secured by such Real Property) of $3,000,000 or more (each a "Mortgaged Property"), give notice thereof to the Administrative Agent and thereafter deliver to the Collateral Agent a mortgage or deed of trust (each, a "Mortgage") securing the Obligations of Holdings or such Subsidiary, as the case may be, in form and substance reasonably satisfactory to the Administrative Agent, each of which Mortgages shall constitute valid and enforceable Mortgages on the respective Mortgaged Properties subject to no other Liens except for Permitted Liens. Each Mortgage or instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent pursuant to such Mortgage and all taxes, fees and other charges payable in connection therewith shall have been paid in full.

     (b) Holdings will, and will cause each of its Subsidiaries to, at the expense of Holdings and the Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such confirmatory or additional conveyances, financing statements, real property surveys and environmental reports on new Mortgaged Properties as the Collateral Agent may reasonably require. Furthermore, Holdings, WPIV and the Borrower will cause to be delivered to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Administrative Agent to assure itself that this Section 8.11 has been complied with.

     (c) If the Administrative Agent or the Required Lenders reasonably determine that they are required by law or regulation to have appraisals prepared in respect of new Mortgaged Properties, the Borrower will provide, at its own expense, to the Administrative Agent appraisals which satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of the Financial Institution Reform, Recovery and Enforcement Act of 1989, as amended, and which otherwise shall be in form and substance reasonably satisfactory to the Administrative Agent.

     (d) Holdings, WPIV and the Borrower agree that each action required above by this Section 8.11 (other than the giving of the notice referred to in clause (a) above) shall be completed no later than 90 days after such action is either requested to be taken by the Administrative Agent or required to be taken by Holdings and/or its Subsidiaries pursuant to the terms of this Section 8.11; PROVIDED that, in no event will Holdings or any of its Subsidiaries be required to take any action, other than using commercially reasonable efforts, to obtain consents from third parties with respect to its compliance with this Section 8.11.

     8.12 YEAR 2000 COMPLIANCE. Any reprogramming required to permit the proper functioning, in and following the year 2000, of (i) the computer systems of any of the Credit

Parties and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which the systems of any of the Credit Parties interface) and the testing of all such systems and equipment, as so reprogrammed, will be completed by October 31, 1999. The cost to the Credit Parties of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Credit Parties (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in a Default or a material adverse effect on the operations, business or financial condition of Holdings or any of its Subsidiaries, taken as a whole. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Credit Parties are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit the Credit Parties to conduct their business without a material adverse effect resulting therefrom.

     SECTION 9. NEGATIVE COVENANTS. Each Parent Guarantor and the Borrower hereby covenants and agrees that on and after the Effective Date and until the Total Revolving Loan Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations (other than any indemnities described in Section 13.13 which are not then due and payable) incurred hereunder and thereunder, are paid in full:

     9.01 LIENS. Holdings will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of Holdings or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to Holdings or any of its Subsidiaries), or assign any right to receive income or consent to the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; PROVIDED that the provisions of this Section 9.01 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as "Permitted Liens"):

      (i) Liens for taxes, assessments or governmental charges or levies not yet due or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles;

     (ii) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the Borrower's or such Subsidiary's property or assets or materially impair the use thereof in the operation of the business of the Borrower or such Subsidiary or
   (y) which are not yet due or which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

     (iii) Liens in existence on the Effective Date which are listed, and the property subject thereto described, in Schedule VIII, but only to the respective date, if any, set forth in such Schedule VIII for the removal, replacement and termination of any such Liens, plus renewals, replacements, refinancings and extensions of such Liens to the extent set forth on
   Schedule VIII, PROVIDED that (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal, replacement, refinancing or extension, plus any related ordinary course fees, prepayment premiums and expenses, and (y) any such renewal, replacement, refinancing or extension does not encumber any additional assets or properties of Holdings or any of its Subsidiaries;

     (iv) Permitted Encumbrances;

     (v)  Liens created pursuant to the Security Documents;

     (vi) leases or subleases granted to other Persons not materially interfering with the conduct of the business of Holdings or any of its Subsidiaries;

     (vii) Liens upon assets of the Borrower or any of its Subsidiaries subject to Capitalized Lease Obligations to the extent such Capitalized Lease Obligations are permitted by Section 9.04(iv) or 9.04(vi), PROVIDED that
   (x) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation or any extension, renewal, refinancing or replacement thereof for the same or a lesser amount to the extent then permitted by Section 9.04(iv) and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of the Borrower or any Subsidiary of the Borrower, except in favor of the same vendor or vendors;

     (viii) Liens placed upon equipment, machinery and/or Real Property (including any improvements, accessions, proceeds, products and ancillary property relating to any of the foregoing property) acquired after the Effective Date and used in the ordinary course of business of the Borrower or any of its Subsidiaries at the time of the acquisition thereof by the Borrower or any such Subsidiary or within 90 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price, construction costs or improvements costs thereof or to secure Indebtedness incurred solely for the purpose of financing (or, to the extent permitted above, refinancing) the acquisition, construction or improvement of any such equipment, machinery and/or Real Property or extensions, renewals, refinancings or replacements of any of the foregoing for the same or a lesser amount, PROVIDED that (x) the aggregate outstanding principal amount of all Indebtedness secured by Liens permitted by this clause (viii) shall not at any time exceed that amount permitted by Section 9.04(iv) and (y) in all events, the Lien encumbering the equipment, machinery and/or Real Property so acquired, constructed or improved (and any such related property (including any such ancillary property)) does not encumber any other asset of the Borrower or such Subsidiary, except in favor of the same vendor or vendors;

     (ix) easements, rights-of-way, restrictions (including building, zoning and similar restrictions), utility agreements, covenants, reservations, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and not materially interfering with the conduct of the business of Holdings or any of its Subsidiaries;

     (x) Liens arising from precautionary UCC financing statement filings regarding operating leases or with respect to any inventory held on consignment in the ordinary course of business;

     (xi) statutory and common law landlords' liens under leases to which Holdings or any of its Subsidiaries is a party;

     (xii) Liens (other than Liens imposed under ERISA) incurred in the ordinary course of business in connection with workers compensation claims, unemployment insurance and social security benefits and Liens securing the performance of bids, tenders, leases and contracts in the ordinary course of business, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money);

     (xiii) Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Subsidiary of the Borrower in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition, PROVIDED that (x) any Indebtedness that is secured by such Liens is permitted to exist under Section 9.04(vii), and (y) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition and do not attach to any other asset of the Borrower or any of its Subsidiaries; and

     (xiv) other Liens incidental to the conduct of the business or the ownership of the assets of the Borrower or any Subsidiary that (a) were not incurred in connection with borrowed money, (b) do not in the aggregate materially detract from the value of the assets subject thereto or materially impair the use thereof in the operation of such business and
   (c) do not secure obligations in excess of $1,000,000 in the aggregate for all such Liens.

In connection with the granting of Liens of the type described in clauses
(vii) and (viii) of this Section 9.01 by the Borrower or any of its Subsidiaries, the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate by it in connection therewith (including, without limitation, by executing appropriate lien releases or lien subordination agreements in favor of the holder or holders of such Liens, in either case solely with respect to the item or items of equipment or other assets subject to such Liens).

                  9.02 CONSOLIDATION, MERGER, PURCHASE OR SALE OF ASSETS, ETC. Holdings will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets, or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) all or any part of the property or assets (other than purchases or other acquisitions of inventory, materials, supplies and equipment in the ordinary course of business) of any Person (or agree to do any of the foregoing at any future time), except that the following transactions (and agreements related thereto) shall be permitted:

                  (i) Capital Expenditures by the Borrower and its Subsidiaries shall be permitted (although any Capital Expenditures constituting a Permitted Acquisition shall be governed by clause (xi) of this Section 9.02);

                  (ii) each of the Borrower and its Subsidiaries may make sales of inventory in the ordinary course of business;

                  (iii) each of the Borrower and its Subsidiaries may sell uneconomic, obsolete or worn-out equipment, materials or other assets in the ordinary course of business, provided that the aggregate amount of the proceeds received from all assets sold pursuant to this clause
         (iii) shall not exceed $1,000,000 in any fiscal year of the Borrower;

                  (iv) each of the Borrower and its Subsidiaries may sell assets (other than the capital stock of any Subsidiary Guarantor unless all of the capital stock of such Subsidiary Guarantor is sold), so long as (except in the case of asset swaps, which may be done in compliance with clause (xviii) of this Section 9.02 and without regard to the requirements set forth in this clause (iv)) (v) no Default or Event of Default then exists or would result therefrom, (w) each such sale is in an arm's-length transaction and the Borrower or the respective Subsidiary receives at least fair market value (as determined in good faith by the Borrower or such Subsidiary, as the case may be), (x) the total consideration received by the Borrower or such Subsidiary is at least 75% cash, which cash is paid at the time of the closing of such sale, PROVIDED that the amount of any liabilities (as shown on the Borrower's or such Subsidiary's most recent balance sheet) of the Borrower or any Subsidiary (other than liabilities that are by their terms subordinated to the Obligations) that are assumed by the transferee of any such assets shall be deemed to be cash for purposes of this clause (x), (y) the Net Sale Proceeds therefrom are applied and/or reinvested as (and to the extent) required by Section 3.03(c) and (z) the aggregate amount of the proceeds received from all assets sold pursuant to this clause (iv) (including, for this purpose, the amount of any assumed liabilities referred to in clause (x) above) shall not exceed $5,000,000 in any fiscal year of the Borrower; PROVIDED that notwithstanding anything to the contrary contained in this clause (iv), with respect to any one asset sale during the term of this Agreement, the aggregate amount of the proceeds received from such asset sale may exceed $5,000,000 so long as they do not exceed $20,000,000;

                  (v)  Investments may be made to the extent permitted by
         Section 9.05;

                  (vi) each of the Borrower and its Subsidiaries may lease (as lessee) real or personal property (so long as any such lease does not create a Capitalized Lease Obligation except to the extent permitted by
         Section 9.04(iv));

                  (vii) each of the Borrower and its Subsidiaries may sell or discount, in each case without recourse and in the ordinary course of business, accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

                  (viii) each of the Borrower and its Subsidiaries may grant leases or subleases to other Persons not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

                  (ix) any Subsidiary of the Borrower (x) may be merged, consolidated or liquidated with or into the Borrower so long as the Borrower is the surviving corporation of such merger, consolidation or liquidation and (y) may transfer all or any portion of its assets to the Borrower;

                  (x) any Subsidiary of the Borrower (x) may be merged, consolidated or liquidated with or into any other Subsidiary of the Borrower so long as (i) in the case of any such merger, consolidation or liquidation involving a Subsidiary Guarantor, the Subsidiary Guarantor is the surviving corporation of such merger, consolidation or liquidation and (ii) in addition to the requirements or preceding clause (i), in the case of any such merger, consolidation or liquidation involving a Wholly-Owned Subsidiary of the Borrower, the Wholly-Owned Subsidiary is the surviving corporation of such merger, consolidation or liquidation, and (y) may transfer all or any portion of its assets to any Subsidiary Guarantor;

                  (xi) each of the Borrower and the Subsidiary Guarantors may acquire all or substantially all of the assets of any Person (or all or substantially all of the assets of a product line or division of any Person) or at least 90% of the capital stock of any Person (any such acquisition permitted by this clause (xi), a "Permitted Acquisition"), so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) each of the representations and warranties contained in Section 7 shall be true and correct in all material respects both before and after giving effect to such Permitted Acquisition, (iii) any Liens or Indebtedness assumed or issued in connection with such acquisition are otherwise permitted under Section
         9.01 or 9.04, as the case may be, (iv) the entity being acquired shall be engaged in a similar or related business as the Borrower and its Subsidiaries, (v) the only consideration paid by the Borrower or any Subsidiary Guarantor in connection with any Permitted Acquisition consists solely of cash, notes (to the extent permitted under Section 9.04(xi)), common stock of Holdings and/or preferred stock of Holdings and (vi) at least 10 Business Days prior to the consummation of any Permitted Acquisition, the Borrower shall have delivered to the Administrative Agent and each of the Lenders a certificate of Holdings' Chief Financial Officer certifying (and showing the calculations therefor in reasonable detail) that Holdings and its Subsidiaries would have been in compliance with the financial covenants set forth in Sections 9.07, 9.08 and 9.09 for the Test Period then most recently ended prior to the date of the consummation of such Permitted Acquisition, in each case with such financial covenants to be determined on a PRO FORMA basis as if such Permitted Acquisition had been consummated on the first day of such Test Period (and assuming that any Indebtedness incurred, issued or assumed in connection therewith had been incurred, issued or assumed on the first day of, and had remained outstanding throughout, such Test Period);

                  (xii) each of the Borrower and its Subsidiaries may, in the ordinary course of business, license, as licensor or licensee, patents, trademarks, copyrights and know-how to third Persons and to one another, so long as any such license by the Borrower or its Subsidiaries in its capacity as licensor does not prohibit the granting of a Lien by the Borrower or any of its Subsidiaries pursuant to the Security Agreement in such license or in the intellectual property covered thereby;

                  (xiii) each of Holdings and its Subsidiaries may sell Cash Equivalents permitted to be held by them pursuant to Section 9.05(ii) so long as each such sale is for cash and at fair market value (as determined in good faith by Holdings or such Subsidiary, as the case may be);

                  (xiv) each of Holdings and its Subsidiaries may pay Dividends to the extent permitted by Section 9.03;

                  (xv)  Recovery Events shall be permitted;

                  (xvi) each of the Borrower and its Subsidiaries may enter into sale and leaseback transactions with respect to their equipment and Real Property acquired after the Effective Date, so long as (u) no Default or Event of Default then exists or would result therefrom, (v) each such sale and leaseback transaction is in an arm's-length transaction and the Borrower or the respective Subsidiary receives at least fair market value (as determined in good faith by the Borrower or such Subsidiary, as the case may be), (w) the total consideration received by the Borrower or such Subsidiary is cash and is paid at the time of the closing of such sale, (x) the Net Sale Proceeds therefrom are applied and/or reinvested as (and to the extent) required by
         Section 3.03(c), (y) the aggregate amount of proceeds received from all sale and leaseback transactions pursuant to this clause (xvi) shall not exceed $1,000,000 in any fiscal year of the Borrower and (z) to the extent that any such sale and leaseback transaction results in a Capitalized Lease Obligation, such Capitalized Lease Obligation is permitted under Section 9.04(iv);

                  (xvii) Holdings and its Subsidiaries, considered together, may convey, sell, lease or otherwise dispose of its property or assets, to the extent not otherwise permitted under this Section 9.02, in an aggregate amount not to exceed $100,000;

                  (xviii) Holdings and its Subsidiaries may simultaneously exchange its assets for assets of a similar nature and value so long as
         (x) no Default or Event of Default then
         exists or would result therefrom, (y) each such asset swap is in an arm's length transaction and (z) all actions are taken to create or maintain the Liens and security interests purported to be granted under the Security Documents; and

                  (xix) WPIV may be liquidated, dissolved, wound up or merged with or into Holdings.

To the extent the Required Lenders waive the provisions of this Section 9.02 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 9.02 (other than to Holdings or a Subsidiary thereof), such Collateral shall be sold free and clear of the Liens created by the Security Documents, and the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the release of such Collateral from the Liens created by the Security Documents.

                  9.03 DIVIDENDS. Holdings will not, and will not permit any of its Subsidiaries to, authorize, declare or pay any Dividends with respect to Holdings or any of its Subsidiaries, except that:

                  (i) any Subsidiary of the Borrower may pay cash Dividends to the Borrower or to any Subsidiary of the Borrower, PROVIDED that in the case of any Subsidiary which is not a Wholly-Owned Subsidiary, (x) such cash Dividends shall be paid pro rata, and (y) if a Default or an Event of Default is in existence, no such cash Dividends shall be paid to any Subsidiary which is not a Wholly-Owned Subsidiary without the consent of the Required Lenders;

                  (ii) so long as no Default or Event of Default then exists or would result therefrom, (x) Holdings may repurchase outstanding shares of its common stock (or options to purchase such common stock) following the death, disability or termination of employment of directors, officers or employees of Holdings or any of its Subsidiaries, provided that the aggregate amount of Dividends paid by Holdings pursuant to this clause (ii) in any fiscal year of Holdings shall not exceed the sum of (1) $2,000,000, (2) the cash proceeds received by Holdings after the Effective Date from the sale of its common stock or options to purchase such common stock in each case to directors, officers or employees of Holdings and its Subsidiaries that occurs in such fiscal year and (3) amounts referred to in preceding clauses (1) and (2) that remain unused from the immediately preceding fiscal year, and (y) the Borrower may pay Dividends to Holdings or WPIV to enable Holdings to pay the Dividends described in clause (x) above;

                  (iii) the Borrower may pay Dividends to Holdings for purposes of paying operating and administrative expenses of Holdings, so long as Holdings is in compliance with Section 9.13(b) and so long as payment of such expenses is made within 10 days of any such Dividend payment; and

                  (iv) the Borrower may pay to Holdings the amounts to be used by Holdings to pay regularly accruing Dividends on Qualified Preferred Stock at the rate provided in the agreements governing such Qualified Preferred Stock so long as (x) no Event of Default then exists or would result therefrom and (y) the aggregate amount paid pursuant to this clause (iv) does not exceed the net proceeds received by the Borrower from Holdings in connection with the issuance thereof.

                  9.04 INDEBTEDNESS. Holdings will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

                  (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

                  (ii) Existing Indebtedness outstanding on the Effective Date and listed on Schedule VI, without giving effect to any subsequent extension, renewal or refinancing thereof, provided that the aggregate principal amount of the Indebtedness to be extended, renewed or refinanced does not increase from that amount outstanding at the time of any such extension, renewal or refinancing, plus any related ordinary course fees, prepayment premiums and expenses;

                  (iii) Indebtedness under Interest Rate Protection Agreements entered into with respect to other Indebtedness permitted under this
         Section 9.04;

                  (iv) Indebtedness of the Borrower and its Subsidiaries subject to Liens permitted under Section 9.01(viii) or evidenced by Capitalized Lease Obligations or any extension, renewal, refinancing or replacement thereof for the same or a lesser amount, PROVIDED that in no event shall the sum of the aggregate principal amount of all Capitalized Lease Obligations plus the aggregate principal amount of all Indebtedness secured by Liens permitted by Section 9.01(viii) (including any such extensions, renewals, refinancings or replacements of the foregoing) exceed at any time outstanding the sum of (I) $6,000,000 plus (II) an amount, not to exceed $4,000,000, to the extent that such amount has been incurred under clause (xi) of this Section 9.04;

                  (v) intercompany Indebtedness among Holdings and its Subsidiaries to the extent permitted by Section 9.05(ix);

                  (vi) Indebtedness of a Subsidiary of the Borrower acquired pursuant to a Permitted Acquisition (or Indebtedness assumed at the time of a Permitted Acquisition of an asset securing such Indebtedness) or any extension, renewal, refinancing or replacement thereof for the same or lesser amount, plus any related ordinary course fees, prepayment premiums and expenses, PROVIDED that (x) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition, and (y) such Indebtedness does not constitute debt for borrowed money (other than debt for borrowed money incurred in connection with industrial revenue or industrial development or similar bond financings), it being understood and agreed that Capitalized Lease Obligations and purchase money Indebtedness shall not constitute debt for borrowed money for purposes of this clause (y);

                  (vii) Contingent Obligations of the Borrower and the Subsidiary Guarantors of each other's Indebtedness to the extent that such Indebtedness is otherwise permitted under this Section 9.04;

                  (viii) Indebtedness of the Borrower and its Subsidiaries consisting of any guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets;

                  (ix) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business so long as such Indebtedness is extinguished within two Business Days of the incurrence thereof;

                  (x) Indebtedness in respect of Other Hedging Agreements to the extent permitted by Section 9.05(xii); and

                  (xi) additional Indebtedness incurred by Holdings and its Subsidiaries in an aggregate principal amount not to exceed $5,000,000 at any one time outstanding, of which no more than $4,000,000 may be outstanding at any time as additional secured Indebtedness under clause
         (iv) of this Section 9.04 and with all other Indebtedness incurred under this clause (xi) to be unsecured.

                  9.05 ADVANCES, INVESTMENTS AND LOANS. Holdings will not, and will not permit any of its Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents (each of the foregoing an "Investment" and, collectively, "Investments"), except that the following shall be permitted:

                  (i) the Borrower and its Subsidiaries may acquire and hold accounts receivables owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms of the Borrower or such Subsidiary;

                  (ii) Holdings and its Subsidiaries may acquire and hold cash and Cash Equivalents;

                  (iii) Holdings and its Subsidiaries may hold the Investments held by them on the Effective Date and described on Schedule IX, provided that any additional Investments made with respect thereto shall be permitted only if independently justified under the other provisions of this Section 9.05;

                  (iv) the Borrower and its Subsidiaries may acquire and own Investments (including, without limitation, debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                  (v) the Borrower and its Subsidiaries may (A) make loans and advances in the ordinary course of business to their respective officers and employees so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $250,000 and (B) make advances to their employees for moving, relocation and travel expenses, drawing accounts and similar expenditures in the ordinary course of business so long as any such advances made pursuant to this clause (B) are ultimately expected to be treated as an expense which reduces Consolidated Net Income in accordance with generally accepted accounting principles;

                  (vi) Holdings may acquire and hold obligations of one or more officers or other employees of Holdings or any of its Subsidiaries in connection with such officers' or employees' acquisition of shares of common stock of Holdings so long as no cash is paid by Holdings or any of its Subsidiaries to such officers or employees in connection with the acquisition of any such obligations;

                  (vii) the Borrower may enter into Interest Protection Agreements to the extent permitted by Section 9.04(iii);

                  (viii) (x) Holdings may make cash common equity contributions to the capital of WPIV and the Borrower, (y) WPIV may make cash common equity contributions to the capital of the Borrower and (z) the Borrower and the Subsidiary Guarantors may make cash common equity contributions to the capital of their respective Subsidiaries which are Subsidiary Guarantors;

                  (ix) Holdings, WPIV, the Borrower and the Subsidiary Guarantors may make intercompany loans and advances between or among one another (collectively, "Intercompany Loans"), so long as no such Intercompany Loan shall be evidenced by a promissory note or other instrument except an Intercompany Note that is pledged to the Collateral Agent pursuant to the Pledge Agreement;

                  (x) the Borrower and its Subsidiaries may acquire and hold non-cash consideration issued by the purchaser of assets in connection with a sale of such assets to the extent permitted by Section 9.02(iv);

                  (xi) Permitted Acquisitions shall be permitted in accordance with Section 9.02(xi);

                  (xii) the Borrower and its Subsidiaries may enter into Other Hedging Agreements in the ordinary course of business providing protection against fluctuations in currency values in connection with the Borrower's or any of its Subsidiaries' operations so long as management of the Borrower or such Subsidiary, as the case may be, has determined in good faith that the entering into of such Other Hedging Agreements are bona fide hedging activities and are not for speculative purposes; and

                  (xiii) the Borrower and its Subsidiaries may make investments (including investments in joint ventures) not otherwise permitted by clauses (i) through (xii) of this Section 9.05 in an aggregate amount not to exceed $5,000,000.

                  9.06 TRANSACTIONS WITH AFFILIATES. Holdings will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of Holdings or any of its Subsidiaries, other than on terms and conditions substantially as favorable to Holdings or such Subsidiary as would reasonably be obtained by Holdings or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that the following in any event shall be permitted:

                  (i) Dividends may be paid to the extent provided in Section 9.03;

                  (ii) loans may be made and other transactions may be entered into by Holdings and its Subsidiaries to the extent permitted by Sections 9.02, 9.03, 9.04 and 9.05;

                  (iii) customary fees may be paid to directors of Holdings and its Subsidiaries;

                  (iv) Holdings and its Subsidiaries may enter into, and may make payments under, employment agreements, employee benefit plans, indemnification provisions and other similar compensatory arrangements with officers and directors of Holdings and its Subsidiaries in the ordinary course of business; and

                  (v) the Borrower and the Subsidiary Guarantors may engage in any transaction among themselves to the extent not prohibited under this Agreement.

                  9.07 CONSOLIDATED FIXED CHARGE COVERAGE RATIO. Holdings will not permit the Consolidated Fixed Charge Coverage Ratio for any Test Period ending on the last day of any fiscal quarter to be less than 1.25:1.00.

                  9.08 MAXIMUM LEVERAGE RATIO. Holdings will not permit the Leverage Ratio for any Test Period ending on the last day of any fiscal quarter described below to be greater than the ratio set forth opposite such fiscal quarter below:

          FISCAL QUARTER                           RATIO
          --------------                           -----
        September 30, 1999                       4.00:1.00
        December 31, 1999                        4.00:1.00
          March 31, 2000                         4.00:1.00
          June 30, 2000                          4.00:1.00

                                      -56-


        September 30, 2000                       4.00:1.00
        December 31, 2000                        4.00:1.00
          March 31, 2001                         4.00:1.00
          June 30, 2001                          4.00:1.00
        September 30, 2001                       3.75.1.00
        December 31, 2001                        3.75.1.00
          March 31, 2002                         3.75.1.00
          June 30, 2002                          3.75.1.00
        September 30, 2002                       3.50:1.00
        December 31, 2002                        3.50:1.00
          March 31, 2003                         3.50:1.00
          June 30, 2003                          3.50:1.00
        September 30, 2003                       3.25:1.00
        December 31, 2003                        3.25:1.00
          March 31, 2004                         3.25:1.00
          June 30, 2004                          3.25:1.00
September 30, 2004 and thereafter                3.00:1.00

                  9.09 CONSOLIDATED INTEREST COVERAGE RATIO. Holdings will not permit the Consolidated Interest Coverage Ratio for any Test Period ending on the last day of a fiscal quarter described below to be less than the amount set forth opposite such fiscal quarter below:

          FISCAL QUARTER                           RATIO
          --------------                           -----
        September 30, 1999                       2.25:1.00
        December 31, 1999                        2.25:1.00
          March 31, 2000                         2.25:1.00
          June 30, 2000                          2.25:1.00
        September 30, 2000                       2.25:1.00
        December 31, 2000                        2.25:1.00
          March 31, 2001                         2.25:1.00
          June 30, 2001                          2.25:1.00
        September 30, 2001                       2.50.1.00
        December 31, 2001                        2.50.1.00
          March 31, 2002                         2.50.1.00
          June 30, 2002                          2.50.1.00
        September 30, 2002                       2.75:1.00
        December 31, 2002                        2.75:1.00
          March 31, 2003                         2.75:1.00
          June 30, 2003                          2.75:1.00
September 30, 2003 and thereafter                3.00:1.00

                  9.10 MODIFICATIONS OF CERTIFICATE OF INCORPORATION, BY-LAWS AND CERTAIN OTHER AGREEMENTS; etc. Holdings will not, and will not permit any of its Subsidiaries to amend, modify or change its certificate of incorporation (including, without limitation, by the filing or modification of any certificate of designation) or by-laws (or the equivalent organizational documents) or any agreement entered into by it with respect to its capital stock (including any Shareholders' Agreement), or enter into any new agreement with respect to its capital stock, unless such amendment, modification, change or other action contemplated by this clause would not violate the terms of this Agreement and could not reasonably be expected to be adverse to the interests of the Lenders in any material respect (as determined by the Board of Directors of the Borrower in good faith).

                  9.11 LIMITATION ON CERTAIN RESTRICTIONS ON SUBSIDIARIES. Holdings and WPIV will not, and will not permit the Borrower or any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any Subsidiary of the Borrower, or pay any Indebtedness owed to the Borrower or any Subsidiary of the Borrower, (b) make loans or advances to the Borrower or any Subsidiary of the Borrower or (c) transfer any of its properties or assets to the Borrower or any Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) applicable law,
(ii) this Agreement and the other Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease or sublease governing a leasehold interest of the Borrower or any Subsidiary of the Borrower, (iv) customary provisions restricting assignment of any licensing agreement or other contract entered into by the Borrower or any Subsidiary of the Borrower in the ordinary course of business, (v) restrictions on the transfer of any asset subject to a Lien permitted by Sections 9.01(iii), (iv), (vi), (vii), (viii),
(x), (xii), (xiii) and (xiv), (vi) restrictions under any contracts for the sale of (or the granting of an option to buy) assets, including, without limitation, any restriction with respect to a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the capital stock or assets of such Subsidiary, pending the closing of such sale or disposition, PROVIDED that any such restriction relates solely to the assets that are the subject of such contract (or such option) and such sale (or the granting of such option assuming same is exercised) is otherwise permitted under
Section 9.02, (vii) restrictions under any agreement or instrument of a Person existing at the time it becomes a Subsidiary of the Borrower provided that such restriction was not entered into in contemplation of such Person becoming a Subsidiary and (viii) restrictions under Indebtedness permitted under Section 9.04(xi) so long as such restrictions will not, in the good faith determination of the Board of Directors of the Borrower, impair the ability of the Borrower to repay the Obligations.

                  9.12 LIMITATION ON ISSUANCE OF CAPITAL STOCK. (a) Holdings will not, and will not permit any of its Subsidiaries to, issue (i) any preferred stock, other than Qualified Preferred Stock issued by Holdings or (ii) any redeemable common stock (other than common stock that is redeemable at the sole option of Holdings or such Subsidiary).

                  (b) Holdings will not permit any of its Subsidiaries to issue any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except
(i) for transfers and replacements of then outstanding shares of capital stock, (ii) for stock splits, stock dividends and issuances which do not decrease the percentage ownership of Holdings or any of its Subsidiaries in any class of the capital stock of such Subsidiary, (iii) to qualify directors to the extent required by applicable law or (iv) for issuances by newly created or acquired Subsidiaries in accordance with the terms of this Agreement.

                  9.13 BUSINESS. (a) Holdings and its Subsidiaries will not engage in any business other than the businesses engaged in by the Borrower and its Subsidiaries as of the Effective Date and businesses similar, reasonably related or complementary thereto.

                  (b) Notwithstanding the foregoing, Holdings and WPIV will not engage in any business and will not own any significant assets or have any material liabilities (other than Indebtedness permitted to be incurred by it under Section 9.04) other than its ownership of the capital stock of the Borrower, and having those liabilities which it is responsible for under this Agreement and the other Credit Documents to which it is a party, PROVIDED that Holdings and WPIV may engage in those activities that are incidental to (w) the maintenance of its corporate existence in compliance with applicable law, (x) legal, tax and accounting matters in connection with any of the foregoing activities, (y) the entering into, and performing its obligations under, this Agreement and the other Credit Documents to which it is a party, other agreements and instruments in effect on the Effective Date to which it is a party or any amendments or other modifications thereof not otherwise prohibited hereby so long as any such amendments or other modifications do not increase, in any material respect, the obligations or liabilities of Holdings or WPIV or (z) the raising of capital in the form of equity or Indebtedness.

                  9.14 LIMITATION ON CREATION OF SUBSIDIARIES. Notwithstanding anything to the contrary contained in this Agreement, Holdings will not, and will not permit any of its Subsidiaries to, establish, create or acquire after the Effective Date any Subsidiary, PROVIDED that the Borrower and its Subsidiaries shall be permitted to establish, create or, to the extent permitted by this Agreement, acquire Subsidiaries so long as (i) the capital stock or other equity interests of each such new Subsidiary is pledged (to the extent owned) pursuant to, and to the extent required by, the Pledge Agreement and the certificates representing such stock or other equity interests, together with stock or other powers duly executed in blank, are delivered to the Collateral Agent for the benefit of the Secured Creditors, (ii) each such new Subsidiary executes and delivers to the Administrative Agent a counterpart of the Subsidiaries Guaranty, the Pledge Agreement and the Security Agreement, and
(iii) each such new Subsidiary takes all actions required pursuant to Section
8.11. In addition, each new Subsidiary shall execute and deliver, or cause to be executed and delivered, to the Administrative Agent all other relevant documentation of the type described in Sections 5.03, 5.04, 5.05, 5.10, 5.11 and
5.12 as such new Subsidiary would have had to deliver if such new Subsidiary were a Credit Party on the Effective Date.

                  SECTION 10. EVENTS OF DEFAULT. Upon the occurrence of any of the following specified events (each an "Event of Default"):

                  10.01 PAYMENTS. The Borrower shall (i) default in the payment when due of any principal of any Loan or any Note or (ii) default, and such default shall continue unremedied for three or more Business Days, in the payment when due of any interest on any Loan or Note, any Unpaid Drawing or any Fees or any other amounts owing hereunder or thereunder; or

                  10.02 REPRESENTATIONS, ETC. Any representation, warranty or statement made (or deemed made) by any Credit Party herein or in any other Credit Document or in any certificate delivered to the Administrative Agent or any Lender pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

                  10.03 COVENANTS. Any Credit Party shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in
Section 8.01(g)(i), 8.08, or Section 9 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement or any other Credit Document (other than those set forth in Sections 10.01, 10.02 and 10.03(i)) and such default shall continue unremedied for a period of 30 days after written notice thereof to the defaulting party by the Administrative Agent or the Required Lenders; or

                  10.04 DEFAULT UNDER OTHER AGREEMENTS. (i) Holdings or any of its Subsidiaries shall (x) default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, or (ii) any Indebtedness (other than the Obligations) of Holdings or any of its Subsidiaries shall be declared to be (or shall become) due and payable, or required to be prepaid other than by a regularly scheduled required prepayment (or as a result of any sale of an asset securing such Indebtedness in accordance with the terms thereof), prior to the stated maturity thereof, PROVIDED that it shall not be a Default or an Event of Default under this Section 10.04 unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) and (ii) is at least $1,000,000; or

                  10.05 BANKRUPTCY, ETC. Holdings or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against Holdings or any of its Subsidiaries, and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Holdings or any of its Subsidiaries, or Holdings or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Holdings or any of its Subsidiaries, or there is commenced against Holdings or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days, or Holdings or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Holdings or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or Holdings or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by Holdings or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

                  10.06 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or
Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph
(b)(1) thereof) and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan, any Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan has not been timely made, Holdings or any Subsidiary of Holdings or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or
4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or Holdings or any Subsidiary of Holdings has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, individually, and/or in the aggregate, in the reasonable opinion of the Required Lenders, has had, or could reasonably be expected to have, a material adverse effect on the business, operations, or financial condition of Holdings and its Subsidiaries taken as a whole; or

                  10.07 SECURITY DOCUMENTS. At any time after the execution and delivery thereof, any of the Security Documents shall cease to be in full force and effect, or shall cease to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, to the extent required thereby, a perfected security interest in, and Lien on, all of the Collateral (other than an immaterial portion of the Security Agreement Collateral), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 9.01), and subject to no other Liens (except as permitted by Section 9.01); or

                  10.08 GUARANTIES. At any time after the execution and delivery thereof, any Guaranty or any provision thereof shall cease to be in full force or effect as to any Guarantor, or any Guarantor or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under its Guaranty or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to its Guaranty, PROVIDED that if the default constitutes a failure to perform or comply with any provision, covenant or agreement contained in Section 8 of this Agreement (other than Section 8.01(g)(i) or 8.08), such default shall continue unremedied for a period of at least 30 days after notice to the defaulting Guarantor by the Administrative Agent or the Required Lenders; or

                  10.09 JUDGMENTS. One or more judgments or decrees shall be entered against Holdings or any Subsidiary of Holdings involving in the aggregate for Holdings and its Subsidiaries a liability (not paid or fully covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 30 consecutive days, and the aggregate amount of all such judgments equals or exceeds $1,000,000 or any order or writ of attachment or similar process shall have been issued with respect to property of Holdings or any of its Subsidiaries with a value of a $1,000,000 or more in the aggregate for Holdings and its Subsidiaries; or

                  10.10  CHANGE OF CONTROL.  A Change of Control shall occur;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Lenders, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of any Administrative Agent, any Lender or the holder of any Note to enforce its claims against any Credit Party (PROVIDED, that, if an Event of Default specified in Section 10.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice):
(i) declare the Total Revolving Loan Commitment terminated, whereupon the Revolving Loan Commitment of each Lender shall forthwith terminate immediately and any Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) terminate any Letter of Credit which may be terminated in accordance with its terms; (iv) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.05 with respect to the Borrower, it will pay) to the Collateral Agent at the Payment Office such additional amount of cash or Cash Equivalents, to be held as security by the Collateral Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the Borrower and then outstanding; (v) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the

Security Documents; and (vi) apply any cash collateral held by the Administrative Agent pursuant to Section 4.02 to the repayment of the Obligations.

                  SECTION 11. DEFINITIONS AND ACCOUNTING TERMS.

                  11.01 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Administrative Agent" shall mean BTCo, in its capacity as Administrative Agent for the Lenders hereunder, and shall include any successor to the Administrative Agent appointed pursuant to Section 12.09.

                  "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power (i) to vote 5% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Agreement" shall mean this Credit Agreement, as modified, supplemented, amended, restated (including any amendment and restatement hereof), extended, renewed, refinanced or replaced from time to time.

                  "Applicable Margin" initially shall mean a percentage per annum equal to, in the case of (i) Base Rate Loans, 1.25%, (ii) Eurodollar Loans, 2.25% and (iii) the Commitment Commission with respect to Revolving Loan Commitments, .50%. From and after each day of delivery of any certificate delivered in accordance with the first sentence of the following paragraph indicating a different margin than that described in the immediately preceding sentence (each, a "Start Date") to and including the applicable End Date described below, the Applicable Margin shall (subject to any adjustment pursuant to the immediately succeeding paragraph) be that set forth below opposite the Leverage Ratio indicated to have been achieved in any certificate delivered in accordance with the following sentence:

                                 APPLICABLE MARGIN     APPLICABLE MARGIN          APPLICABLE MARGIN
       LEVERAGE RATIO            EURODOLLAR LOANS       BASE RATE LOANS       REVOLVING LOAN COMMITMENT
----------------------------- ---------------------- ----------------------- ----------------------------
greater than
 3.50:1.00                           2.25 %                  1.25 %                     .50%
----------------------------- ---------------------- ----------------------- ----------------------------

                                      -63-


greater than
3.00:1.00 but                        2.00 %                  1.00 %                     .375%
less than or
equal to
3.50:1.00
----------------------------- ---------------------- ----------------------- ----------------------------
greater than or
equal to                             1.75 %                  0.75 %                     .375%
2.50:1.00 but
less than or
equal to
3.00:1.00
----------------------------- ---------------------- ----------------------- ----------------------------

less than                            1.50 %                  0.50 %                     .375%
2.50:1.00
----------------------------- ---------------------- ----------------------- ----------------------------

                  The Leverage Ratio shall be determined based on the delivery of a certificate of Holdings by a senior financial officer of Holdings to the Administrative Agent and the Lenders, within 45 days of the last day of any fiscal quarter of Holdings, which certificate shall set forth the calculation of the Leverage Ratio as at the last day of the Test Period ended immediately prior to the relevant Start Date (but determined on a Pro Forma Basis to give effect to any Permitted Acquisition effected on or prior to the date of the delivery of such certificate) and the Applicable Margins which shall be thereafter applicable (until same are changed or cease to apply in accordance with the following sentences); PROVIDED that at the time of the consummation of any Permitted Acquisition, a senior financial officer of Holdings shall deliver to the Administrative Agent a certificate setting forth the calculation of the Leverage Ratio on a PRO FORMA Basis as of the last day of the last Test Period ended prior to the date on which such Permitted Acquisition is consummated for which financial statements have been made available (or were required to be made available) pursuant to Section 8.01(b) or (c), as the case may be, and the date of such consummation shall be deemed to be a Start Date and the Applicable Margins which shall be thereafter applicable (until same are changed or cease to apply in accordance with the following sentence) shall be based upon the Leverage Ratio as so calculated. The Applicable Margins so determined shall apply, except as set forth in the succeeding sentence, from the relevant Start Date to the earliest of (x) the date on which the next certificate is delivered to the Administrative Agent, (y) the date on which the next Permitted Acquisition is consummated or (z) the date which is 45 days following the last day of the Test Period in which the previous Start Date occurred (such earliest date, the "End Date"), at which time, if no certificate has been delivered to the Administrative Agent indicating an entitlement to new Applicable Margins (and thus commencing a new Start Date), the Applicable Margins shall be those set forth in the table above determined as if the Leverage Ratio were greater than 3.50:1.00 (such Applicable Margins as so determined, the "Highest Applicable Margins"). Notwithstanding anything to the contrary contained above in this definition, (x) the Applicable Margins shall be the Highest Applicable Margins (subject to further adjustment to the extent provided in Section 1.08(c)) at all times during which there shall exist any Default or Event of

Default and (y) prior to the date of delivery of the financial statements pursuant to Section 8.01(b) for the fiscal quarter ended March 31, 2000, in no event shall the Applicable Margins be less than those described in the first sentence of this definition.

                  "Asset Sale" shall mean any sale, transfer or other disposition by Holdings or any of its Subsidiaries to any Person (including by-way-of redemption by such Person) other than to Holdings or a Wholly-Owned Subsidiary of Holdings of any asset (including, without limitation, any capital stock or other securities of, or equity interests in, another Person) other than sales of assets pursuant to Sections 9.02 (ii), (iii), (vii), (viii), (ix), (x),
(xii), (xiii), (xiv) and (xv).

                  "Assignment and Assumption Agreement" shall mean an Assignment and Assumption Agreement substantially in the form of Exhibit K (appropriately completed).

                  "Authorized Officer" of any Credit Party shall mean its chief executive officer, chief financial officer or any other officer thereof designated in writing to the Administrative Agent by any then existing Authorized Officer.

                  "Bank of America" shall mean Bank of America, N.A., in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

                  "Bankruptcy Code" shall have the meaning provided in
Section 10.05.

                  "Base Rate" shall mean, at any time, the higher of (i) the Prime Lending Rate and (ii) 1/2 of 1% in excess of the Federal Funds Rate.

                  "Base Rate Loan" shall mean (i) each Swingline Loan and (ii) each Revolving Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

                  "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

                  "Borrowing" shall mean (i) the borrowing of Swingline Loans from the Swingline Lender on a given day and (ii) the borrowing of one Type of Revolving Loan from all the Lenders on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Loans the same Interest Period, PROVIDED that Base Rate Loans incurred pursuant to
Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans.

                  "BTCo" shall mean Bankers Trust Company, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

                  "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York City, New York, a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in con-nection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the New York interbank Eurodollar market.

                  "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with generally accepted accounting principles and, without duplication, the amount of Capitalized Lease Obligations incurred by such Person.

                  "Capitalized Lease Obligations" shall mean, with respect to any Person, all rental obligations of such Person which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

                  "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (PROVIDED that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Services ("S&P") or Moody's Investors Service, Inc.("Moody's"), (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's, (iv) certificates of deposit, Eurodollar deposits or bankers' acceptance maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof or the District of Columbia or any U.S. branch of a foreign bank or any foreign branch of a U.S. bank, in each case having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000, (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above and (vi) investments in money market funds with assets at least equal to $500,000,000.

                  "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. Section 9601 ET seq.

                  "Change of Control" shall mean any of the following events:

         (a)(i) any "person" or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Act) (other than one or more of the Initial Shareholders) has become, directly or indirectly, the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), by way of merger, consolidation or otherwise, of 35% or more of the voting power of the Voting Stock of Holdings on a fully-diluted basis, after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of the Borrower convertible into or exercisable for Voting Stock of the Borrower (whether or not such securities are then currently convertible or exercisable), and (ii) such Person or group is or becomes, directly or indirectly, the beneficial owner of a greater percentage of the voting power of the Voting Stock of the Borrower calculated on such fully-diluted basis, than the percentage beneficially owned by the Initial Shareholders; or

         (b) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted either the board or the board of directors of Holdings together with any new members of such board or board of directors (i) whose elections by such board or board of directors or whose nomination for election by the stockholders of Holdings was approved by a vote of a majority of the members of such board or board of directors than still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved or (ii) elected by the Initial Shareholders, cease for any reasons to constitute a majority of the directors of Holdings then in office; or

         (iii) Holdings shall cease to own directly or indirectly 100% of the economic and voting interests in the Borrower's capital stock.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

                  "Collateral" shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all Pledge Agreement Collateral, all Security Agreement Collateral, the Mortgaged Properties and all cash and Cash Equivalents delivered as collateral pursuant to Section 4.02 or 10.

                  "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Secured Creditors pursuant to the Security Documents.

                  "Collective Bargaining Agreements" shall have the meaning provided in Section 5.05.

                  "Commitment Commission" shall have the meaning set forth in
Section 3.01.

                  "Company" shall mean any corporation, limited liability company, partnership or other business entity (or the adjectival form thereof, where appropriate).

                  "Consolidated EBIT" shall mean, for any period, Consolidated Net Income for such period before consolidated interest expense of Holdings and its Subsidiaries and provision for taxes for such period.

                  "Consolidated EBITDA" shall mean, for any period, Consolidated EBIT for such period, adjusted by (x) adding thereto (i) the amount of all amortization, depreciation and other non-cash expenses or non-cash charges that were deducted in arriving at Consolidated EBIT for such period (including amortization of goodwill, amortization of plant costs, amortization of intangible assets, the non-cash costs of agreements evidencing Interest Rate Protection Agreements, Other Hedging Agreements, license agreements and non-competition agreements, and the non-cash amortization of Capitalized Lease Obligations, management fees and organization costs), and (ii) unrealized non-cash gains and losses from hedging, foreign currency or commodities translations and transactions that were deducted in arriving at Consolidated EBIT for such period and (y) subtracting therefrom any cash expenses, cash charges or cash payments arising from any non-cash expenses, non-cash charges or unrealized non-cash gains or losses that were deducted in arriving at Consolidated EBIT in a previous period.

                  "Consolidated Fixed Charge Coverage Ratio" shall mean, for any period, the ratio of (x) the remainder of (I) Consolidated EBITDA for such period minus (II) the amount of all Capital Expenditures made by Holdings and its Subsidiaries for such period (other than Capital Expenditures (i) financed with Asset Sale proceeds, equity proceeds, insurance proceeds or Indebtedness (excluding any Loans) and (ii) constituting Permitted Acquisitions) to (y) the sum of (I) Consolidated Interest Expense for such period, plus (II) Capital Expenditures made during such period, (III) cash dividends on Qualified Preferred Stock made during such period and (IV) scheduled repayments of Loans to the extent such scheduled repayments are accompanied by a permanent reduction of the Total Revolving Loan Commitment.

                  "Consolidated Indebtedness" shall mean, at any time, the principal amount of all Indebtedness of Holdings and its Subsidiaries at such time as determined on a consolidated basis.

                  "Consolidated Interest Coverage Ratio" shall mean, for any period, the ratio of (i) Consolidated EBITDA for such period to (ii) Consolidated Interest Expense for such period.

                  "Consolidated Interest Expense" shall mean, for any period, the sum of (i) the total consolidated interest expense of Holdings and its Subsidiaries for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, that portion of Capitalized Lease Obligations of Holdings and its Subsidiaries representing the interest factor for such period plus (ii) the product of (A) the amount of all cash dividend payments made on any class of preferred stock during such period and
(B) a fraction, the numerator of which is one and the denominator of which is one minus the current effective consolidated federal, state and local income tax rate of Holdings expressed as a decimal, PROVIDED that (x) the amortization or write-off of debt issuance costs, commissions, fees and expenses and (y) the amortization of original issue discount shall (in each case) be excluded from Consolidated Interest Expense to the extent same would otherwise have been included therein.

                  "Consolidated Net Income" shall mean, for any period, the net income (or loss) of Holdings and its Subsidiaries for such period, determined on a consolidated basis (after any deduction for minority interests), PROVIDED that in determining Consolidated Net Income, (i) the net income of any other Person which is not a Subsidiary of Holdings or is accounted for by

Holdings by the equity method of accounting shall be included only to the extent of the payment of cash dividends or distributions by such other Person to Holdings or a Subsidiary thereof during such period, (ii) the net income (or loss) of any other Person acquired by such specified Person or a Subsidiary of such Person in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iii) gains or losses from Asset Sales or other sales of assets (in each case) outside the ordinary course of business or abandonment or reserves relating thereto shall be excluded, (iv) items classified as extraordinary gains or extraordinary losses shall be excluded and (v) the net income of any Subsidiary of the Borrower shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of its income is not at the time permitted by operation of the terms of its charter or any agreement, instrument or law applicable to such Subsidiary; PROVIDED, HOWEVER, that Consolidated Net Income shall be deemed to include any increase during such period to consolidated shareholder's equity of Holdings attributable to tax benefits from net operating losses and the exercise of stock options that are not otherwise included in Consolidated Net Income for such period.

                  "Contingent Obligation" shall mean, as to any Person, any obligation of such Person as a result of such Person being a general partner of the other Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

                  "Credit Documents" shall mean this Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note, the Subsidiaries Guaranty and each Security Document.

                  "Credit Event" shall mean (i) the occurrence of the Effective Date and (ii) the making of any Loan or the issuance of any Letter of Credit.

                  "Credit Party" shall mean the Parent Guarantors, the Borrower and each Subsidiary Guarantor.

                  "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "Defaulting Lender" shall mean any Lender with respect to which a Lender Default is in effect.

                  "Dividend" shall mean, with respect to any Person, that such Person has declared or paid a dividend or returned any equity capital to its stockholders or other equity holders or authorized or made any other distribution, payment or delivery of property (other than common stock of such Person) or cash to its stockholders or other equity holders in their capacity as stockholders or as other equity holders, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock or any other equity interests outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock or other equity interests), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock or any other equity interests of such Person outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock or other equity interests). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all cash payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

                  "Documentation Agent" shall have the meaning provided in the first paragraph of this Agreement.

                  "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

                  "Drawing" shall have the meaning provided in Section 2.05(b).

                  "Effective Date" shall have the meaning provided in Section 13.10.

                  "Eligible Transferee" shall mean and include a commercial bank, financial institution, any fund that invests in loans or any other institutional "accredited investor" (as defined in Regulation D of the Securities Act).

                  "Employment Agreements" shall have the meaning provided in
Section 5.05.

                  "End Date" shall have the meaning provided in the definition of Applicable Margin.

                  "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

                  "Environmental Law" shall mean any Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 ET SEQ.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 ET SEQ.; the Clean Air Act, 42 U.S.C. Section 7401 ET SEQ.; the Safe Drinking Water Act, 42 U.S.C. Section 3803 ET SEQ.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 ET SEQ.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 ET SEQ.; the Hazardous Material Transportation Act, 49 U.S.C. Section 1801 ET SEQ. and the Occupational Safety and Health Act, 29 U.S.C. Section 651 ET SEQ.; and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

                  "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with Holdings or a Subsidiary of Holdings would be deemed to be a "single employer" (i) within the meaning of Section 414(b), (c), (m) or (o) of the Code or (ii) as a result of Holdings or a Subsidiary of Holdings being or having been a general partner of such person.

                  "Eurodollar Loan" shall mean each Revolving Loan designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

                  "Eurodollar Rate" shall mean (a) the offered quotation to first-class banks in the New York interbank Eurodollar market by BTCo for Dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Eurodollar Loan of BTCo with maturities comparable to the Interest Period applicable to such Eurodollar Loan commencing two Business Days thereafter as of 11:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period, divided (and rounded upward to the nearest 1/100 of 1%) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D
(or any successor category of liabilities under Regulation D).

                  "Event of Default" shall have the meaning provided in
Section 10.

                  "Existing Indebtedness" shall have the meaning provided in
Section 7.21.

                  "Existing Indebtedness Agreements" shall have the meaning provided in Section 5.05.

                  "Facing Fee" shall have the meaning provided in Section
3.01(c).

                  "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

                  "Fees" shall mean all amounts payable pursuant to or referred to in Section 3.01.

                  "Final Maturity Date" shall mean September 24, 2006.

                  "Guaranteed Creditors" shall mean and include each of the Administrative Agent, the Documentation Agent, the Collateral Agent, the Issuing Lender, the Lenders and each party (other than any Credit Party) party to an Interest Rate Protection Agreement or Other Hedging Agreement to the extent such party constitutes a Secured Creditor under the Security Documents.

                  "Guaranteed Obligations" shall mean (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the principal and interest on each Note issued by, and Loans made to, the Borrower under this Agreement and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit, together with all the other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon) of the Borrower to the Lenders, the Administrative Agent, the Issuing Lender and the Collateral Agent now existing or hereafter incurred under, arising out of or in connection with this Agreement or any other Credit Document and the due performance and compliance by the Borrower with all the terms, conditions and agreements contained in the Credit Documents and (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) of the Borrower owing under any Interest Rate Protection Agreement or Other Hedging Agreement entered into by the Borrower with any Lender or any affiliate thereof (even if such Lender subsequently ceases to be a Lender under this Agreement for any reason) so long as such Lender or affiliate participates in such Interest Rate Protection Agreement or Other Hedging Agreement, and their subsequent assigns, if any, whether now in existence or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained therein, but not if such beneficiary (or representative thereof) of such Guaranteed Obligations in writing expressly agrees that such Interest Rate Protection Agreement or Other Hedging Agreement shall not be a Guaranteed Obligation.

                  "Guarantor" shall mean the Parent Guarantors and each Subsidiary Guarantor.

                  "Guaranty" shall mean the Parent Guaranty and the Subsidiaries Guaranty.

                  "Hazardous Materials" shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas;
(b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, the Release of which is prohibited, limited or regulated by any governmental authority.

                  "Highest Applicable Margin" shall have the meaning provided in the definition of Applicable Margin.

                  "Holdings" shall have the meaning provided in the first paragraph of this Agreement.

                  "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (PROVIDED, that, if the Person has not assumed or otherwise become liable in respect of such Indebtedness, such Indebtedness shall be deemed to be in an amount equal to the fair market value of the property to which such Lien relates as determined in good faith by such Person), (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee, (v) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted, I.E., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person and (vii) all obligations under any Interest Rate Protection Agreement, any Other Hedging Agreement or under any similar type of agreement. Notwithstanding the foregoing, Indebtedness shall not include trade payables (including obligations to refund advances) and accrued expenses incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person.

                  "Initial Shareholders" shall mean the persons listed on
Schedule XII.

                  "Intercompany Loan" shall have the meaning provided in Section 9.05(ix).

                  "Intercompany Note" shall mean a promissory note, in the form of Exhibit L, evidencing Intercompany Loans.

                  "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan. "Interest Period" shall have the meaning provided in Section 1.09.

                  "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

                  "Investments" shall have the meaning provided in Section 9.05.

                  "Issuing Lender" shall mean BTCo.

                  "L/C Supportable Obligations" shall mean obligations of the Borrower or any of its Subsidiaries permitted to exist pursuant to the terms of this Agreement.

                  "Leaseholds" of any Person shall mean all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

                  "Lender" shall mean each financial institution listed on
Schedule I, as well as any Person which becomes a "Lender" hereunder pursuant to
Section 1.13 or 13.04(b).

                  "Lender Default" shall mean (i) the refusal (which has not been retracted) or the failure of a Lender to make available its portion of any Borrowing (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment under Section 2.04(c) or (ii) a Lender having notified in writing the Borrower and/or the Administrative Agent that such Lender does not intend to comply with its obligations under Section 1.01(a), 1.01(c) or 2.

                  "Letter of Credit" shall have the meaning provided in Section 2.01(a).

                  "Letter of Credit Fee" shall have the meaning provided in
Section 3.01(b).

                  "Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Letters of Credit and
(ii) the amount of all Unpaid Drawings.

                  "Letter of Credit Request" shall have the meaning provided in
Section 2.03(a).

                  "Leverage Ratio" shall mean, at any time, the ratio of Consolidated Indebtedness (excluding forward foreign currency contracts of Master Data Center) at such time to Consolidated EBITDA for the Test Period then most recently ended.

                  "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

                  "Loan" shall mean each Revolving Loan and each Swingline Loan.

                  "Management Agreements" shall have the meaning provided in
Section 5.05.

                  "Mandatory Borrowing" shall have the meaning provided in
Section 1.01(c).

                  "Margin Stock" shall have the meaning provided in Regulation
U.

                  "Master Data Center" shall mean Master Data Center, Inc., a Michigan corporation.

                  "Maximum Swingline Amount" shall mean $5,000,000.

                  "Minimum Borrowing Amount" shall mean (i) for Revolving Loans, $1,000,000 and (ii) for Swingline Loans, $50,000.

                  "Moody's" shall have the meaning provided in the definition of "Cash Equivalents".

                  "Mortgage" shall have the meaning provided in Section 8.11.

                  "Mortgaged Property" shall have the meaning provided in
Section 8.11.

                  "Net Debt Proceeds" shall mean, with respect to any incurrence of Indebtedness for borrowed money, the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) received by the respective Person from the respective incurrence of such Indebtedness for borrowed money.

                  "Net Insurance Proceeds" shall mean, with respect to any Recovery Event, the cash proceeds (net of reasonable costs and taxes incurred in connection with such Recovery Event) received by the respective Person in connection with the respective Recovery Event.

                  "Net Sale Proceeds" shall mean, for any Asset Sale, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such sale of assets, net of the costs of such sale (including fees and commissions, payments of unassumed liabilities relating to the assets sold and required payments of any Indebtedness (other than Indebtedness secured pursuant to the Security Documents) which is secured by the respective assets which were sold), and the incremental taxes paid or payable as a result of such Asset Sale and any reasonable reserves established in connection therewith as determined in good faith by the Borrower.

                  "Non-Compete Agreements" shall have the meaning provided in
Section 5.05.

                  "Non-Defaulting Lender" shall mean and include each Lender other than a Defaulting Lender.

                  "Note" shall mean each Revolving Note and the Swingline Note.

                  "Notice of Borrowing" shall have the meaning provided in
Section 1.03(a).

                  "Notice of Conversion" shall have the meaning provided in
Section 1.06.

                  "Notice Office" shall mean the office of the Administrative Agent located at 130 Liberty Street, New York, New York 10006, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

                  "Obligations" shall mean all amounts owing to the Administrative Agent, the Collateral Agent, the Issuing Lender or any Lender pursuant to the terms of this Agreement or any other Credit Document.

                  "Other Hedging Agreement" shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

                  "Parent Guarantor" shall have the meaning provided in the first paragraph of this Agreement.

                  "Parent Guaranty" shall mean the guaranty of each of Holdings and WPIV pursuant to Section 14.

                  "Participant" shall have the meaning provided in Section 2.04(a).

                  "Payment Office" shall mean the office of the Administrative Agent located at 130 Liberty Street, New York, New York 10006, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

                  "Permitted Acquisition" shall have the meaning provided in
Section 9.02(xi).

                  "Permitted Encumbrance" shall mean, with respect to any Mortgaged Property, such exceptions to title as are set forth in the mortgage policy delivered with respect thereto, all of which exceptions must be reasonably acceptable to the Administrative Agent in its reasonable discretion.

                  "Permitted Liens" shall have the meaning provided in Section 9.01.

                  "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

                  "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) Holdings or a Subsidiary of Holdings or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Holdings, or a Subsidiary of Holdings or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

                  "Pledge Agreement" shall have the meaning provided in Section 5.10.

                  "Pledge Agreement Collateral" shall mean all "Collateral" as defined in the Pledge Agreement.

                  "Pledged Securities" shall mean all "Pledged Securities" as defined in the Pledge Agreement.

                  "Prime Lending Rate" shall mean the rate which BTCo announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BTCo may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

                  "Projections" shall mean the projections prepared by the Borrower in connection with the entering into of the Credit Documents, dated on or about August 2, 1999 and furnished to the Lenders prior to the Effective Date.

                  "Qualified Preferred Stock" means any preferred stock of Holdings, so long as (i) the express terms that are applicable thereto shall provide that dividends thereon shall not be required to be paid at any time (and to the extent) that such payment would be prohibited by the terms of this Agreement or any other agreement of Holdings relating to outstanding Indebtedness and (ii) such preferred stock, by the terms applicable thereto (including the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, cannot mature and is not mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable, or required to be repurchased, at the sole option of the holder thereof (including, without limitation, upon the occurrence of any Default or Event of Default under Section 10.10), in whole or in part, on or prior to the date occurring September 24, 2007; PROVIDED that any preferred stock that would not constitute Qualified Preferred Stock as provided above solely because the holders thereof have the right to require Holdings to repurchase such preferred stock upon the occurrence of a "change of control" or an "asset sale" shall constitute Qualified Preferred Stock if the terms applicable thereto provide that Holdings may not repurchase or redeem any such preferred stock pursuant to the documentation governing same unless such repurchase or redemption complies with the requirements of Section 9.03.

                  "Quarterly Payment Date" shall mean the last Business Day of each October, January, April and July occurring after the Effective Date.

                  "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C.Section 6901 ET SEQ.

                  "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds (but only to the extent that (x) each such Leasehold has an annual lease payment in excess of $1,000,000 and (y) the Required Lenders determine in good faith that such Leasehold is material).

                  "Recovery Event" shall mean the receipt by Holdings or any of its Subsidiaries of any cash insurance proceeds or condemnation awards payable
(i) by reason of theft, loss, physical destruction, damage, taking or any other similar event with respect to any property or assets of Holdings or any of its Subsidiaries and (ii) under any policy of insurance required to be maintained under Section 8.03.

                  "Register" shall have the meaning provided in Section 13.15.

                  "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

                  "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Release" shall mean the disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring or migrating, into or upon any land or water or air, or otherwise entering into the environment.

                  "Replaced Lender" shall have the meaning provided in Section 1.13.

                  "Replacement Assets" shall have the meaning provided in
Section 3.03(c).

                  "Replacement Lender" shall have the meaning provided in
Section 1.13.

                  "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.

                  "Required Lenders" shall mean Non-Defaulting Lenders the sum of whose Revolving Loan Commitments (or after the termination thereof, outstanding Revolving Loans and RL Percentages of outstanding Swingline Loans and Letter of Credit Outstandings) represent an amount greater than 50% of the sum of the Total Revolving Loan Commitment less the Revolving Loan Commitments of all Defaulting Lenders (or after the termination thereof, the sum of the then total outstanding Revolving Loans of Non-Defaulting Lenders and the aggregate RL Percentages of all Non-Defaulting Lenders of the total outstanding Swingline Loans and Letter of Credit Outstandings Swingline Loans at such time).

                  "Revolving Loan" shall have the meaning provided in Section 1.01(a).

                  "Revolving Loan Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name in Schedule I directly below the column entitled "Revolving Loan Commitment," as same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section
1.13 or 13.04(b).

                  "Revolving Note" shall have the meaning provided in Section 1.05(a).

                  "RL Percentage" of any Lender at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such Lender at such time and the denominator of which is the Total Revolving Loan Commitment at such time, PROVIDED that if the RL Percentage of any Lender is to be determined after the Total Revolving Loan Commitment has been terminated, then the RL Percentages of the Lenders shall be determined immediately prior (and without giving effect) to such termination.

                  "S&P" shall have the meaning provided in the definition of "Cash Equivalents".

                  "SEC" shall have the meaning provided in Section 8.01(h).

                  "Section 4.04(b)(ii) Certificate" shall have the meaning provided in Section 4.04(b)(ii).

                  "Secured Creditors" shall have the meaning assigned that term in the respective Security Documents.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "Security Agreement" shall have the meaning provided in
Section 5.11.

                  "Security Agreement Collateral" shall mean all "Collateral" as defined in the Security Agreement.

                  "Security Document" shall mean and include each of the Security Agreement, the Pledge Agreement and, after the execution and delivery thereof, each Mortgage.

                  "Shareholders' Agreements" shall have the meaning provided in Section 5.05.

                  "Solvency Certificate" shall have the meaning provided in
Section 5.14.

                  "Standby Letter of Credit" shall have the meaning provided in Section 2.01(a).

                  "Start Date" shall have the meaning provided in the definition of Applicable Margin.

                  "Stated Amount" of each Letter of Credit shall mean, at any time, the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met).

                  "Subsidiaries Guaranty" shall have the meaning provided in
Section 5.12.

                  "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

                  "Subsidiary Guarantor" shall mean each Subsidiary of the Borrower.

                  "Swingline Lender" shall mean BTCo.

                  "Swingline Expiry Date" shall mean that date which is five Business Days prior to the Final Maturity Date.

                  "Swingline Loan" shall have the meaning provided in Section 1.01(b).

                  "Swingline Note" shall have the meaning provided in Section 1.05(a).

                  "Tax Benefit" shall have the meaning provided in Section 4.04(c).

                  "Tax Sharing Agreements" shall have the meaning provided in
Section 5.05.

                  "Taxes" shall have the meaning provided in Section 4.04(a).

                  "Test Period" shall mean the four consecutive fiscal quarters of Holdings then last ended (in each case taken as one accounting period).

                  "Total Revolving Loan Commitment" shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Lenders.

                  "Total Unutilized Revolving Loan Commitment" shall mean, at any time, an amount equal to the remainder of (x) the Total Revolving Loan Commitment then in effect less (y) the sum of the aggregate principal amount of all Revolving Loans and Swingline Loans then outstanding plus the then aggregate amount of all Letter of Credit Outstandings.

                  "Trade Letter of Credit" shall have the meaning provided in
Section 2.01(a).

                  "Type" shall mean the type of Revolving Loan determined with regard to the interest option applicable thereto, I.E., whether a Base Rate Loan or a Eurodollar Loan.

                  "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

                  "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year, determined in accordance with actuarial assumptions at such time consistent with Statement of Financial Accounting Standards No. 87, exceeds the market value of the assets allocable thereto.

                  "United States" and "U.S." shall each mean the United States of America.

                  "Unpaid Drawing" shall have the meaning provided for in
Section 2.05(a).

                  "Unutilized Revolving Loan Commitment" shall mean, with respect to any Lender at any time, such Lender's Revolving Loan Commitment at such time less the sum of (i) the aggregate outstanding principal amount of all Revolving Loans made by such Lender at such time and (ii) such Lender's RL Percentage of the Letter of Credit Outstandings at such time.

                  "Voting Stock" shall mean all classes of capital stock of the Borrower then outstanding and normally entitled to vote in the election of directors.

                  "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

                  "WPIV" shall have the meaning provided in the first paragraph of this Agreement.

                  SECTION 12. THE ADMINISTRATIVE AGENT.

                  12.01 APPOINTMENT. The Lenders hereby irrevocably designate BTCo as Administrative Agent (for purposes of this Section 12, the term "Administrative Agent" also shall include BTCo in its capacity as Collateral Agent pursuant to the Security Documents) to act as specified herein and in the other Credit Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on their behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder by or through its officers, directors, agents, employees or affiliates.

                  12.02 NATURE OF DUTIES. The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. Neither the Administrative Agent nor any of its officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein. Notwithstanding the designation of Bank of America as Documentation Agent, Bank of America shall not have any obligations or duties under this Agreement or any other Credit Document beyond that of a Lender.

                  12.03 LACK OF RELIANCE ON THE ADMINISTRATIVE AGENT. Independently and without reliance upon the Administrative Agent, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Holdings and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of Holdings and its Subsidiaries and, except as expressly provided in this Agreement, the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Administrative Agent shall not be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of Holdings or any of its

Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of Holdings or any of its Subsidiaries or the existence or possible existence of any Default or Event of Default.

                  12.04 CERTAIN RIGHTS OF THE ADMINISTRATIVE AGENT. If the Administrative Agent shall request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Lenders; and the Administrative Agent shall not incur liability to any Lender by reason of so refraining. Without limiting the foregoing, no Lender or the holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

                  12.05 RELIANCE. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent (which may be counsel for the Borrower).

                  12.06 INDEMNIFICATION. To the extent the Administrative Agent is not reimbursed and indemnified by the Credit Parties, the Lenders will reimburse and indemnify the Administrative Agent in proportion to their respective "percentage" as used in determining the Required Lenders (determined as if there were no Defaulting Lenders) for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties hereunder or under any other Credit Document or in any way relating to or arising out of this Agreement or any other Credit Document; PROVIDED that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the Administrative Agent's gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction.

                  12.07 THE ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. With respect to its obligation to make Loans, or issue or participate in Letters of Credit, under this Agreement, the Administrative Agent shall have the rights and powers specified herein for a "Lender" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Lenders," "Required Lenders," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its respective individual capacities. The Administrative Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to, any Credit Party or any Affiliate of any Credit Party (or any Person engaged in a similar business with any Credit Party or any Affiliate thereof) as if they were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party or any Affiliate of any Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

                  12.08 HOLDERS. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

                  12.09 RESIGNATION BY THE ADMINISTRATIVE AGENT. (a) The Administrative Agent may resign from the performance of all its respective functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Borrower and the Lenders. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

                  (b) Upon any such notice of resignation by the Administrative Agent, the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower.

                  (c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

                  (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

                  SECTION 13.  MISCELLANEOUS.

                  13.01 PAYMENT OF EXPENSES, ETC. The Borrower shall: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent and the Documentation Agent (including, without limitation, the reasonable fees and disbursements of White & Case LLP (or replacement counsel) and of the Administrative Agent's and the Documentation's Agent local counsel and consultants, and no other counsel) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of the Administrative Agent and the Documentation Agent in connection with their syndication efforts with respect to this Agreement and of the Administrative Agent and the Documentation Agent and, after the occurrence of an Event of Default, each of the Lenders in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings (including, without limitation, in each case the reasonable fees and disbursements of counsel for the Administrative Agent and the Documentation Agent and, after the occurrence of an Event of Default, for each of the Lenders); (ii) pay and hold each of the Lenders harmless from and against any and all present and future stamp, excise and other similar documentary taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iii) indemnify the Administrative Agent, the Documentation Agent and each Lender, and each of their respective officers, directors, employees, representatives, affiliates and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not the Administrative Agent, the Documentation Agent or any Lender is a party thereto and whether or not such investigation, litigation or other proceeding is brought by or on behalf of any Credit Party) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or any other transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned or at any time operated by Holdings or any of its Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous Materials by Holdings or any of its Subsidiaries at any location, whether or not owned or operated by Holdings or any of its Subsidiaries, the non-compliance of any Real Property with any Environmental Law (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against Holdings, any of its Subsidiaries or any Real Property owned or at any time operated by Holdings or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding, in each case, any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified (as finally determined by a court of competent jurisdiction). To the extent that the undertaking to indemnify, pay or hold harmless the Administrative Agent, the Documentation Agent or any Lender set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

                  13.02 RIGHT OF SETOFF. (a) In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent, the Documentation Agent and each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by the Administrative Agent, the Documentation Agent or such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of the Credit Parties to the Administrative Agent, the Documentation Agent or such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to Section 13.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not the Administrative Agent, the Documentation Agent or such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

                  (b) NOTWITHSTANDING THE FOREGOING SUBSECTION (a), AT ANY TIME THAT THE LOANS OR ANY OTHER OBLIGATION SHALL BE SECURED BY REAL PROPERTY LOCATED IN CALIFORNIA, NO LENDER SHALL EXERCISE A RIGHT OF SETOFF, BANKER'S LIEN OR COUNTERCLAIM OR TAKE ANY COURT OR ADMINISTRATIVE ACTION OR INSTITUTE ANY PROCEEDING TO ENFORCE ANY PROVISION OF THIS AGREEMENT OR ANY NOTE THAT IS NOT TAKEN BY THE REQUIRED LENDERS OR APPROVED IN WRITING BY THE ADMINISTRATIVE AGENT OR THE REQUIRED LENDERS IF SUCH SETOFF OR ACTION OR PROCEEDING WOULD OR MIGHT (PURSUANT TO SECTIONS 580a, 580b, 580d AND 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR SECTION 2924 OF THE CALIFORNIA CIVIL CODE, IF APPLICABLE, OR OTHERWISE) AFFECT OR IMPAIR THE VALIDITY, PRIORITY OR ENFORCEABILITY OF THE LIENS GRANTED TO THE COLLATERAL AGENT PURSUANT TO THE SECURITY DOCUMENTS OR THE ENFORCEABILITY OF THE NOTES AND OTHER OBLIGATIONS HEREUNDER, AND ANY ATTEMPTED EXERCISE BY ANY LENDER OF ANY SUCH RIGHT WITHOUT OBTAINING SUCH CONSENT OF THE REQUIRED LENDERS SHALL BE NULL AND VOID. THIS SUBSECTION (b) SHALL BE SOLELY FOR THE BENEFIT OF EACH OF THE LENDERS HEREUNDER AND MAY BE AMENDED, MODIFIED OR WAIVED IN ANY RESPECT BY THE REQUIRED LENDERS WITHOUT THE REQUIREMENT OF PRIOR NOTICE TO OR CONSENT BY ANY CREDIT PARTY AND DOES NOT CONSTITUTE A WAIVER OF ANY RIGHTS AGAINST ANY CREDIT PARTY OR AGAINST ANY COLLATERAL.

                  13.03 NOTICES. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to any Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents; if to the Lender, at its address specified on Schedule II; and if to the Administrative Agent, at the Notice Office; or, as to any Credit Party or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Administrative Agent and the Borrower shall not be effective until received by the Administrative Agent or the Borrower, as the case may be.

                  13.04 BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; PROVIDED, HOWEVER, the Borrower may not assign or transfer any of its rights, obligations or interest hereunder without the prior written consent of the Lenders and, PROVIDED FURTHER, that, although any Lender may transfer, assign or grant participations in its rights hereunder, such Lender shall remain a "Lender" for all purposes hereunder (and may not transfer or assign all or any portion of its Revolving Loan Commitment hereunder except as provided in Sections 1.13 and 13.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Lender" hereunder and, PROVIDED FURTHER, that no Lender shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Revolving Loan, Revolving Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Final Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Revolving Loan Commitment, shall not constitute a change in the terms of such participation, and that an increase in any Revolving Loan Commitment shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.

                  (b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its Revolving Loan Commitment and related outstanding Obligations hereunder to (i) its parent company and/or any affiliate of such Lender which is at least 50% owned by such Lender or its parent company or to one or more Lenders or (ii) in the case of any Lender that is a fund that invests in loans, any other fund that invests in loans and is managed or advised by the same investment advisor of such Lender or by an Affiliate of such investment advisor or (y) assign all or a portion of such Revolving Loan Commitment and related outstanding Obligations hereunder to one or more Eligible Transferees (treating any fund that invests in loans and any other fund that invests in loans and is managed by the same investment advisor of such fund or by an Affiliate of such investment advisor as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement, PROVIDED that, (i) at such time Schedule I shall be deemed modified to reflect the Revolving Loan Commitment and/or outstanding Revolving Loans, as the case may be, of such new Lender and of the existing Lenders, (ii) upon the surrender of the relevant Revolving Note by the assigning Lender (or, upon such assigning Lender's indemnifying the Borrower for any lost Revolving Note pursuant to a customary indemnification agreement) new Revolving Notes will be issued, at the Borrower's expense, to such new Lender and to the assigning Lender upon the request of such new Lender or assigning Lender, such new Revolving Notes to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Revolving Loan Commitment and/or outstanding Revolving Loans, as the case may be, (iii) the consent of the Administrative Agent, the Documentation Agent and the Borrower (the Borrower's consent to be required only so long as no Default under Sections 10.01 and 10.05 exists and so long as no Event of Default exists) shall be required in connection with any assignment to an Eligible Transferee pursuant to clause (y) above (each of which consents shall not be unreasonably withheld or delayed), (v) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500 and (vi) no such transfer or assignment will be effective until recorded by the Administrative Agent on the Register pursuant to Section 13.15. To the extent of any assignment pursuant to this
Section 13.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Revolving Loan Commitment and outstanding Revolving Loans.

                  (c) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Revolving Loans and Revolving Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank and, with the consent of the Administrative Agent, any Lender which is a fund may pledge all or any portion of its Revolving Loans and Revolving Notes to its trustee in support of its obligations to its trustee. No pledge pursuant to this clause (c) shall release the transferor Lender from any of its obligations hereunder.

                  13.05 NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Administrative Agent, the Documentation Agent, the Collateral Agent, the Issuing Lender or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other Credit Party and the Administrative

Agent, the Documentation Agent, the Collateral Agent, the Issuing Lender or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent, the Documentation Agent, the Collateral Agent, the Issuing Lender or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, the Documentation Agent, the Collateral Agent, the Issuing Lender or any Lender to any other or further action in any circumstances without notice or demand.

                  13.06 PAYMENTS PRO RATA. (a) Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its PRO RATA share of any such payment) PRO RATA based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

                  (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings, Commitment Commission or Letter of Credit Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; PROVIDED that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                  (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

                  13.07 CALCULATIONS; COMPUTATIONS; ACCOUNTING TERMS. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lenders); PROVIDED that, except as otherwise specifically provided herein, all computations and all definitions used in determining compliance with Sections 9.07 through 9.09, inclusive, shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements of the Borrower referred to in
Section 7.05(a).

                  (b) All computations of interest, Commitment Commission and other Fees hereunder shall be made on the basis of a year of 360 days (or, in the case of Base Rate Loans, 365 days) for the actual number of days (including the first day but excluding the last day; except that in the case of Letter of Credit Fees, the last day shall be included) occurring in the period for which such interest, Commitment Commission or Fees are payable.

                  13.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (A) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN THE MORTGAGES, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, EACH OF HOLDINGS AND THE BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF HOLDINGS AND THE BORROWER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH CREDIT PARTY, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENTS BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH CREDIT PARTY. EACH OF HOLDINGS AND THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH CREDIT PARTY AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH OF HOLDINGS AND THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO

COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST HOLDINGS OR THE BORROWER IN ANY OTHER JURISDICTION.

                  (B) EACH OF HOLDINGS AND THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (A) ABOVE AND HEREBY FURTHER IRREVOCABLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  (C) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  13.09 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

                  13.10 EFFECTIVENESS. This Agreement shall become effective on the date (the "Effective Date") on which (i) Holdings, WPIV, the Borrower, the Administrative Agent and each of the Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at the Notice Office or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it and (ii) the conditions contained in
Section 5 are met to the satisfaction of the Administrative Agent, the Documentation Agent and the Required Lenders. Unless the Administrative Agent has received actual notice from any Lender that the conditions described in clause (ii) of the preceding sentence have not been met to its satisfaction, upon the satisfaction of the condition described in clause (i) of the immediately preceding sentence and upon the Administrative Agent's good faith determination that the conditions described in clause (ii) of the immediately preceding sentence have been met, then the Effective Date shall have deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto had not been met (although the occurrence of the Effective Date shall not release the Borrower or any other Credit Party from any liability for failure to satisfy one or more of the applicable conditions contained in Section 5). The Administrative Agent will give Holdings, WPIV, the Borrower and each Lender prompt written notice of the occurrence of the Effective Date.

                  13.11 HEADINGS DESCRIPTIVE. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                  13.12 AMENDMENT OR WAIVER; ETC. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Lenders, PROVIDED that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) (with Obligations being directly affected in the case of following clause (i)), (i) extend the final scheduled maturity of any Loan or Note or extend the stated expiration date of any Letter of Credit beyond the Final Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon, or reduce the principal amount thereof (except to the extent repaid in cash), (ii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents) under all the Security Documents,
(iii) release all or substantially all of the Guarantors from their respective obligations under the Guaranties, (iv) amend, modify or waive any provision of this Section 13.12 (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may afford the holders thereof and/or the then existing Lenders additional rights of consent), (v) reduce the percentage specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Revolving Loan Commitments are included on the Effective Date) or
(vi) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; PROVIDED FURTHER, that no such change, waiver, discharge or termination shall (v) increase the Revolving Loan Commitment of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Revolving Loan Commitment shall not constitute an increase of the Revolving Loan Commitment of any Lender, and that an increase in the available portion of the Revolving Loan Commitment of any Lender shall not constitute an increase of the Revolving Loan Commitment of such Lender), (w) without the consent of the Issuing Lender, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit, (x) without the consent of the Swingline Lender, alter the Swingline Lender's rights or obligations with respect to Swingline Loans, (y) without the consent of the Administrative Agent, amend, modify or waive any provision of
Section 12 or any other provision as same relates to the rights or obligations of the Administrative Agent or (z) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent.

                  (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to
Section 13.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clauses (A) or (B) below, to either (A) replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Lender's Revolving Loan Commitment and/or repay the outstanding Revolving Loans of such Lender in accordance with Sections
3.02(b) and/or 4.01(b), PROVIDED that, unless the Revolving Loan Commitment that is terminated, and Revolving Loans repaid, pursuant to preceding clause
(B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Revolving Loan Commitments and/or outstanding Revolving Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause
(B) each Lender (determined after giving effect to the proposed action) shall specifically consent thereto, PROVIDED FURTHER, that in any event the Borrower shall not have the right to replace a Lender, terminate its Revolving Loan Commitment or repay its Revolving Loans solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 13.12(a).

                  13.13 SURVIVAL. All indemnities set forth herein including, without limitation, in Sections 1.10, 1.11, 2.06, 4.04, 12.06 and 13.01 shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Obligations.

                  13.14 DOMICILE OF LOANS. Each Lender may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Section 1.10, 2.06 or
4.04 from those being charged by the respective Lender prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

                  13.15 REGISTER. The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for purposes of this Section 13.15, to maintain a register (the "Register") on which it will record the Revolving Loan Commitment from time to time of each of the Lenders, the Revolving Loans made by each of the Lenders and each repayment in respect of the principal amount of the Revolving Loans of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Revolving Loans. With respect to any Lender, the transfer of the Revolving Loan Commitment of such Lender and the rights to the principal of, and interest on, any Revolving Loan made pursuant to such Revolving Loan Commitment shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Revolving Loan Commitment and Revolving Loans and prior to such recordation all amounts owing to the transferor with respect to such Revolving Loan Commitment and Revolving Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Revolving Loan Commitment and Revolving Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the

Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Revolving Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Revolving Note evidencing such Revolving Loan, and thereupon one or more new Revolving Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.15.

                  13.16 CONFIDENTIALITY. (a) Subject to the provisions of clause
(b) of this Section 13.16, the Administrative Agent, the Documentation Agent, the Collateral Agent and each Lender agrees that it will use its reasonable efforts not to disclose without the prior consent of the Borrower (other than to its employees, auditors, advisors or counsel or to another Lender if the Lender or such Lender's holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender) any information with respect to Holdings or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document and which is designated by the Borrower to the Administrative Agent, the Documentation Agent, the Collateral Agent and the Lenders in writing as confidential, PROVIDED that the Administrative Agent, the Documentation Agent, the Collateral Agent and any Lender may disclose any such information (i) as has become generally available to the public other than by virtue of a breach of this Section 13.16(a) by the Administrative Agent, the Documentation Agent, the Collateral Agent or respective Lender, (ii) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over the Administrative Agent, the Documentation Agent, the Collateral Agent or such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (iii) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to the Administrative Agent, the Documentation Agent, the Collateral Agent or such Lender, (v) in the case of any Lender, to the Administrative Agent or the Collateral Agent and (vi) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Revolving Notes or Revolving Loan Commitments or any interest therein by such Lender, PROVIDED that such prospective transferee agrees to be bound by the confidentiality provisions contained in this Section 13.16.

                  (b) Each Parent Guarantor and the Borrower hereby acknowledges and agrees that the Administrative Agent, the Documentation Agent and each Lender may share with any of its affiliates any information related to Holdings or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of Holdings and its Subsidiaries), provided such Persons shall be subject to the provisions of this
Section 13.16 to the same extent as such Lender).

                  13.17 LIMITATION ON ADDITIONAL AMOUNTS, ETC. Notwithstanding anything to the contrary contained in Section 1.10, 1.11, 2.06 or 4.04 of this Agreement, unless a Lender gives notice to the Borrower that it is obligated to pay an amount under such Section within six months after the later of (x) the date the Lender incurs the respective increased costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital or (y) the date such Lender has actual knowledge of its incurrence of the respective increased costs, Taxes, loss, expense or liability, reductions in amounts received or receivable or reduction in return on capital, then such Lender shall only be entitled to be compensated for such amount by the Borrower pursuant to said Section 1.10, 1.11, 2.06 or 4.04, as the case may be, to the extent of the costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital that are incurred or suffered on or after the date which occurs six months prior to such Lender giving notice to the Borrower that it is obligated to pay the respective amounts pursuant to said Section 1.10, 1.11, 2.06 or 4.04, as the case may be. This
Section 13.17 shall have no applicability to any Section of this Agreement other than said Sections 1.10, 1.11, 2.06 and 4.04.

                  SECTION 14.  PARENT GUARANTY.

                  14.01 GUARANTY. In order to induce the Administrative Agent, the Documentation Agent, the Collateral Agent, the Issuing Lender and the Lenders to enter into this Agreement and to extend credit hereunder, and to induce the other Guaranteed Creditors to enter into Interest Rate Protection Agreements or Other Hedging Agreements, and in recognition of the direct benefits to be received by each of the Parent Guarantors from the proceeds of the Loans, the issuance of the Letters of Credit and the entering into of such Interest Rate Protection Agreements or Other Hedging Agreements, each of the Parent Guarantors hereby agrees with the Guaranteed Creditors as follows: Each Parent Guarantor, jointly and severally, hereby unconditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors. If any or all of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors becomes due and payable hereunder, each of the Parent Guarantors, jointly and severally, unconditionally and irrevocably promises to pay such indebtedness to the Administrative Agent and/or the other Guaranteed Creditors, or order, on demand, together with any and all expenses which may be incurred by the Administrative Agent or the other Guaranteed Creditors in collecting any of the Guaranteed Obligations. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower), then and in such event each of the Parent Guarantors agrees that any such judgment, decree, order, settlement or compromise shall be binding upon each of the Parent Guarantors, notwithstanding any revocation of this Guaranty or other instrument evidencing any liability of the Borrower, and each of the Parent Guarantors shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

                  14.02 BANKRUPTCY. Additionally, each of the Parent Guarantors, jointly and severally, unconditionally and irrevocably guarantees the payment of any and all of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors whether or not due or payable by the Borrower upon the occurrence of any of the events specified in Section 10.05, and irrevocably and unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, in lawful money of the United States.

                  14.03 NATURE OF LIABILITY. The liability of each of the Parent Guarantors hereunder is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations of the Borrower whether executed by each of the Parent Guarantors, any other guarantor or by any other party, and the liability of each of the Parent Guarantors hereunder is not affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations of the Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to any Guaranteed Creditor on the Guaranteed Obligations which any such Guaranteed Creditor repays to the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each of the Parent Guarantors waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

                  14.04 INDEPENDENT OBLIGATION. The obligations of each of the Parent Guarantors hereunder are independent of the obligations of any other guarantor, any other party or the Borrower, and a separate action or actions may be brought and prosecuted against each of the Parent Guarantors whether or not action is brought against any other guarantor, any other party or the Borrower and whether or not any other guarantor, any other party or the Borrower be joined in any such action or actions. Each of the Parent Guarantors waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to each of the Parent Guarantors.

                  14.05 AUTHORIZATION. Each Parent Guarantor authorizes the Guaranteed Creditors without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

                  (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest or fees thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

                  (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, impair, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

                  (c) exercise or refrain from exercising any rights against the Borrower, any other Credit Party or others or otherwise act or refrain from acting;

                  (d) release or substitute any one or more endorsers, guarantors, the Borrower, other Credit Parties or other obligors;

                  (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors other than the Guaranteed Creditors;

                  (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Guaranteed Creditors regardless of what liability or liabilities of the Borrower remain unpaid;

                  (g) consent to or waive any breach of, or any act, omission or default under, this Agreement, any other Credit Document or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Agreement, any other Credit Document or any of such other instruments or agreements; and/or

                  (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of any of the Parent Guarantors from its liabilities under this Guaranty.

                  14.06 RELIANCE. It is not necessary for any Guaranteed Creditor to inquire into the capacity or powers of any of the Parent Guarantors or any of its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

                  14.07 SUBORDINATION. Any indebtedness of the Borrower now or hereafter owing to any of the Parent Guarantors is hereby subordinated to the Guaranteed Obligations of the Borrower owing to the Guaranteed Creditors; and if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness of the Borrower to each of the Parent Guarantors shall be collected, enforced and received by each of the Parent Guarantors for the benefit of the Guaranteed Creditors and be paid over to the Administrative Agent on behalf of the Guaranteed Creditors on account of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of each of the Parent Guarantors under the other provisions of this Guaranty. Nothing herein shall prevent the Borrower from making any payment with respect to any such indebtedness to each of the Parent Guarantors unless an Event of Default then exists. Prior to the transfer by any of the Parent Guarantors of any note or negotiable instrument evidencing any such indebtedness of the Borrower to such Parent Guarantor, such Parent Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, each of the Parent Guarantors hereby agrees with the Guaranteed Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash and the commitments with respect thereto have been terminated.

                  14.08 WAIVER. (a) Each Parent Guarantor waives any right (except as shall be required by applicable statute and cannot be waived) to require any Guaranteed Creditor to (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor's power whatsoever. Each Parent Guarantor waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party, other than payment of the Guaranteed Obligations to the extent of such payment, based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the validity, legality or unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment of the Guaranteed Obligations to the extent of such payment. The Guaranteed Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of each of the Parent Guarantors hereunder except to the extent the Guaranteed Obligations have been paid. Each Parent Guarantor waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of each of the Parent Guarantors against the Borrower or any other party or any security.

                  (b) Each Parent Guarantor waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. Each Parent Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which each of the Parent Guarantors assumes and incurs hereunder, and agrees that the Administrative Agent and the Lenders shall have no duty to advise each of the Parent Guarantors of information known to them regarding such circumstances or risks.

                  (c) Each Parent Guarantor hereby acknowledges and affirms that it understands that to the extent the Guaranteed Obligations are secured by Real Property located in California, each of the Parent Guarantors shall be liable for the full amount of the liability hereunder notwithstanding the foreclosure on such Real Property by trustee sale or any other reason impairing any Parent Guarantor's or any Guaranteed Creditor's right to proceed against the Borrower or any other guarantor of the Guaranteed Obligations. In accordance with Section 2856 of the California Civil Code, each of the Parent Guarantors hereby waives:

                  (i) all rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to such Parent Guarantor by reason of Sections 2787 to 2855, inclusive, 2899 and 3433 of the California Civil Code;

                  (ii) all rights and defenses that such Parent Guarantor may have because the Guaranteed Obligations are secured by Real Property located in California. This means, among other things: (A) the Guaranteed Creditors may collect from any of the Parent Guarantors without first foreclosing on any real or personal property collateral pledged by the Borrower or any other Credit Party; and (B) if the Guaranteed Creditors foreclose on any Real Property collateral pledged by the Borrower or any other Credit Party, (1) the amount of the Guaranteed Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (2) the Guaranteed Creditors may collect from any of the Parent Guarantors even if the Guaranteed Creditors, by foreclosing on the Real Property collateral, have destroyed any right any of the Parent Guarantors may have to collect from the Borrower. This is an unconditional and irrevocable waiver of any rights and defenses each of the Parent Guarantors may have because the Guaranteed Obligations are secured by Real Property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure; and

                  (iii) all rights and defenses arising out of an election of remedies by the Guaranteed Creditors, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for the Guaranteed Obligations, has destroyed such Parent Guarantor's rights of subrogation and reimbursement against the Borrower by the operation of Section 580d of the Code of Civil Procedure or otherwise.

Each Parent Guarantor warrants and agrees that each of the waivers set forth above is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law.

                  14.09 NATURE OF LIABILITY. It is the desire and intent of each of the Parent Guarantors and the Guaranteed Creditors that this Guaranty shall be enforced against each of the Parent Guarantors to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of each of the Parent Guarantors under this Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of each of the Parent Guarantors obligations under this Guaranty shall be deemed to be reduced and each of the Parent Guarantors shall pay the maximum amount of the Guaranteed Obligations which would be permissible under applicable law.

                                 *     *     *

                  IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

ADDRESS:

2777 Summer Street                         INFORMATION HOLDINGS, INC.
Suite 209
Stamford, CT  06905                        By:  /s/  VINCENT A. CHIPPARI
Attn:  Vincent Chippari                       --------------------------
Telephone No.:      (203) 961-9208            Title:    Chief Financial Officer

Telecopier No.:     (203) 961-1431

c/o Information Holdings, Inc.             WARBURG, PINCUS INFORMATION
2777 Summer Street                          VENTURES, INC.
Suite 209
Stamford, CT 06905                         By:  /s/  VINCENT A.CHIPPARI
                                              -------------------------
Attn:  Vincent Chippari                       Title:    Executive Vice President
Telephone No.:      (203) 961-9208
Telecopier No.:     (203) 961-1431

2777 Summer Street                         INFORMATION VENTURES L.L.C.
Suite 209
Stamford, CT  06905                        By:  /s/  VINCENT A. CHIPPARI
Attn:  Vincent Chippari                       --------------------------
Telephone No.:      (203) 961-9208            Title:    Chief Financial Officer
Telecopier No.:     (203) 961-1431
                                           BANKERS TRUST COMPANY,
                                             Individually and as
                                              Administrative Agent

                                           By:  /s/  G. ANDREW KEITH
                                               --------------------------
                                               Title:    Vice President

                                           BANK OF AMERICA, N.A.,
                                             Individually and as
                                              Documentation Agent


                                           By:  /s/  HEIDI-ANNE SANDQUIST
                                               --------------------------
                                               Title:    Vice President

                                                                      SCHEDULE I

                           REVOLVING LOAN COMMITMENTS


                                                                  Revolving Loan
    LENDER                                                          COMMITMENT

    Bankers Trust Company                                         $25,000,000.00

    Bank of America, N.A.                                         $25,000,000.00

    TOTAL:                                                        $50,000,000.00

                                                                     SCHEDULE II

                                LENDER ADDRESSES



                LENDER                                  ADDRESS

       Bankers Trust Company                            130 Liberty Street
                                                        New York, New York 10006
                                                        Attn: Andrew Keith
                                                        Tel. No.: (212) 250-8617
                                                        Fax No.: (212) 250-7218

       Bank of America, N.A.                            9 West 57th Street
                                                        43rd Floor
                                                        New York, New York 10019
                                                        Attn: Heidi Sandquist
                                                        Tel. No.: (212) 583-8751
                                                        Fax No.: (212) 847-5035